                                                                    EXHIBIT 10.1



                            DELTA EXCHANGE AGREEMENT

                                 June 28, 1999

                           DELTA EXCHANGE AGREEMENT

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I - THE EXCHANGE..........................................................................................2
         Section 1.1       The Exchange...........................................................................2
         Section 1.2       Exchange Procedures....................................................................2
         Section 1.3       Transfer Taxes.  ......................................................................3
         Section 1.4       Lost Certificates......................................................................3
         Section 1.5       Closing................................................................................3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF PPR................................................................3
         Section 2.1       Organization, Standing and Power.......................................................3
         Section 2.2       Capital Structure......................................................................4
         Section 2.3       Authority..............................................................................5
         Section 2.4       Consents and Approvals; No Violation...................................................6
         Section 2.5       SEC Documents and Other Reports........................................................7
         Section 2.6       Absence of Certain Changes.............................................................7
         Section 2.7       Permits; Compliance and Contracts......................................................9
         Section 2.8       Tax Matters............................................................................9
         Section 2.9       Actions and Proceedings...............................................................10
         Section 2.10      Certain Agreements....................................................................11
         Section 2.11      Employee Benefit Matters..............................................................11
         Section 2.12      Compliance with Environmental Laws....................................................14
         Section 2.13      Labor Matters.........................................................................15
         Section 2.14      Intellectual Property.................................................................15
         Section 2.15      Title to Assets; Insurance............................................................16
         Section 2.16      Real Property.........................................................................16
         Section 2.17      Title Insurance.......................................................................18
         Section 2.18      Zoning................................................................................18
         Section 2.19      Brokers...............................................................................18
         Section 2.20      Relationships.........................................................................18
         Section 2.21      Compliance with Quality Standards.....................................................18
         Section 2.22      Year 2000 Compliance..................................................................19
         Section 2.23      Delaware Business Combination Statute.................................................19
         Section 2.24      Disclosure............................................................................19

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF DELTA............................................................19
         Section 3.1       Organization, Standing and Power......................................................19
         Section 3.2       Capital Structure.....................................................................20
         Section 3.3       Authority.............................................................................20
         Section 3.4       Consents and Approvals; No Violation..................................................21
         Section 3.5       SEC Documents and Other Reports.......................................................21
         Section 3.6       Absence of Certain Changes or Events..................................................22
         Section 3.7       Permits; Compliance and Contracts.....................................................23
         Section 3.8       Tax Matters...........................................................................24
         Section 3.9       Actions and Proceedings...............................................................25
         Section 3.10      Certain Agreements....................................................................26

         Section 3.11      Employee Benefit Matters..............................................................26
         Section 3.12      Compliance with Environmental Laws....................................................28
         Section 3.13      Indebtedness..........................................................................29
         Section 3.14      Labor Matters.........................................................................29
         Section 3.15      Intellectual Property.................................................................29
         Section 3.16      Title to Assets; Insurance............................................................30
         Section 3.17      Real Property.........................................................................30
         Section 3.18      Title Insurance.......................................................................32
         Section 3.19      Zoning................................................................................32
         Section 3.20      Brokers...............................................................................32
         Section 3.21      Relationships.........................................................................32
         Section 3.22      Compliance with Quality Standards.....................................................33
         Section 3.23      Year 2000 Compliance..................................................................33
         Section 3.24      Disclosure............................................................................33

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE DELTA STOCKHOLDERS............................................33
         Section 4.1       Title; Authority......................................................................33
         Section 4.2       No Breach.............................................................................34
         Section 4.3       No Consents...........................................................................34
         Section 4.4       Entire Interest.......................................................................34
         Section 4.6       Unregistered Securities; Investment Intent............................................34
         Section 4.7       Restrictions on Transfer..............................................................35

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................35
         Section 5.1       Actions by PPR........................................................................35
         Section 5.2       Actions by Delta......................................................................37

ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................39
         Section 6.1       PPR Stockholder Meeting...............................................................39
         Section 6.2       Preparation of the Registration Statement and the Proxy Statement.....................40
         Section 6.3       Access to Information and Properties..................................................45
         Section 6.4       New Credit Facility...................................................................45
         Section 6.5       [This section intentionally left blank]...............................................45
         Section 6.6       NYSE Listing..........................................................................45
         Section 6.7       Fees and Expenses.....................................................................45
         Section 6.8       Delta Senior Noteholders..............................................................46
         Section 6.9       Reasonable Best Efforts to Consummate the Exchange....................................46
         Section 6.10      Public Announcements..................................................................46
         Section 6.11      State Takeover Laws...................................................................46
         Section 6.12      Indemnification.......................................................................47
         Section 6.13      Notification of Certain Matters.......................................................47
         Section 6.14      Transfer Taxes........................................................................47
         Section 6.15      Treatment of Delta Phantom Stock Plan Participants....................................47
         Section 6.16      Title Commitments.....................................................................47
         Section 6.17      Delta Preferred Stock Dividends.......................................................48
         Section 6.18      Independent Directors.................................................................48
         Section 6.19      Transactions with Affiliates..........................................................48

ARTICLE VII - CONDITIONS PRECEDENT TO CLOSING....................................................................49
         Section 7.1       Conditions to Each Party's Obligation to Effect the Exchange..........................49

         Section 7.2       Conditions to Obligation of the Delta Stockholders to Effect
                           the Exchange..........................................................................50
         Section 7.3       Conditions to Obligations of PPR to Effect the Exchange...............................52

ARTICLE VIII  - TERMINATION, AMENDMENT AND WAIVER................................................................53
         Section 8.1       Termination...........................................................................53
         Section 8.2       Effect of Termination.................................................................54
         Section 8.3       Amendment.............................................................................54
         Section 8.4       Waiver................................................................................54

ARTICLE IX - GENERAL PROVISIONS..................................................................................55
         Section 9.1       Non-Survival of Representations, Warranties and Agreements............................55
         Section 9.2       Notices...............................................................................55
         Section 9.3       Interpretation........................................................................56
         Section 9.4       Counterparts..........................................................................56
         Section 9.5       Entire Agreement; No Third-Party Beneficiaries........................................56
         Section 9.6       Governing Law.........................................................................56
         Section 9.7       Assignment............................................................................56
         Section 9.8       Severability..........................................................................57
         Section 9.9       Enforcement of this Agreement.........................................................57
         Section 9.10      Rule of Construction..................................................................57
         Section 9.11      Effect of Execution...................................................................58
         Section 9.12      Rights Under Amended and Restated Shareholder's Agreement.............................58
         Section 9.13      Termination of Amended and Restated Co-Sale Agreement.................................58
         Section 9.14      Amendment to Delta's Certificate of Incorporation.....................................58

EXHIBITS

Exhibit A - Voting Agreement
Exhibit B - Lock-Up Agreement
Exhibit C - Registration Rights Agreement
Exhibit D - Names and Addresses of Delta Stockholders

                           DELTA EXCHANGE AGREEMENT


     EXCHANGE AGREEMENT, dated as of June 28, 1999 (this "Agreement"), among PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a Delaware corporation ("PPR"), DELTA BEVERAGE GROUP, INC., a Delaware corporation ("Delta"), and the stockholders of Delta listed on the signature pages hereto (the "Delta Stockholders").

                                  WITNESSETH:

     WHEREAS, the Board of Directors of Delta has determined that the transactions described in this Agreement are in Delta's best interests and, accordingly, have authorized Delta to enter into this Agreement; and

     WHEREAS, a special committee of the Board of Directors of PPR (the "PPR Special Committee") and the Board of Directors of PPR have determined that the transactions described in this Agreement are in PPR's and its stockholders' respective best interests and, accordingly, have authorized PPR to enter into this Agreement and agreed to recommend to its stockholders that this Agreement and the transactions contemplated hereby be approved by PPR's stockholders; and

     WHEREAS, this Agreement provides for the issuance by PPR of shares of its Class B common stock par value $.01 per share (the "PPR Class B Common Stock") and for those holders of issued and outstanding shares of Delta voting common stock and Delta nonvoting common stock (collectively, the "Delta Stock") identified on Schedule 1 hereto to exchange their shares of Delta Stock for PPR Class B Common Stock in the manner set forth herein (the "Exchange"), and that, as a result, Delta will become a subsidiary of PPR; and

     WHEREAS, as an inducement to PPR entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, P-PR Transfer, LLP, a Delaware limited liability partnership ("P-PRT"), and PPR are entering into a Voting Agreement in the form of Exhibit A hereto, pursuant to which P-PRT has agreed to vote its shares of PPR Class A common stock par value $.01 per share (the "PPR Class A Common Stock") and PPR Class B Common Stock in favor of this Agreement and the transactions contemplated hereby; and

     WHEREAS, simultaneously with the consummation of the Exchange, PPR will acquire 100% of the issued and outstanding membership interests of Dak Bev LLC, a Delaware limited liability company (the "Dakota Acquisition") and the consummation of the Dakota Acquisition is a condition precedent to the consummation of the Exchange; and

     WHEREAS, for federal income tax purposes, it is intended that the Exchange together with the Dakota Acquisition shall qualify as a transfer to a controlled corporation within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises, and in reliance on the representations, warranties and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                 THE EXCHANGE

      Section 1.1   The Exchange.  At the Closing (as defined in Section 1.5):
                    ------------

          (a) each share of Delta Stock issued and outstanding immediately prior to the Closing shall be exchanged for 343.8381 shares of validly issued, fully paid and nonassessable shares of PPR Class B Common Stock; and

          (b) each share of Delta Preferred Stock Series AA issued and outstanding immediately prior to the Closing ("Delta Preferred") shall continue as an issued and outstanding share of preferred stock subject to the terms and conditions of the Delta Certificate of Incorporation and the provisions of Section 6.17 hereof.

          (c) if as a result of the foregoing any of the Delta Stockholders would receive a fractional share of PPR Class B Common Stock, such fractional share shall be rounded up to the nearest whole share of PPR Class B Common Stock.

      Section 1.2   Exchange Procedures.
                    -------------------

          (a) PPR shall authorize a commercial bank reasonably acceptable to Delta to act as exchange agent hereunder (the "Exchange Agent"). At or prior to the Closing, PPR shall deliver to and deposit with the Exchange Agent, in trust for the Delta Stockholders, certificates representing the shares of PPR Class B Common Stock to be issued pursuant to Section 1.1 in exchange for outstanding certificates representing shares of Delta Stock (such shares of PPR Class B Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). At the Closing, PPR shall deliver to Delta a true and complete copy of the Depository Agreement between PPR and the Exchange Agent pertaining to the Exchange Fund and an original receipt of the Exchange Agent acknowledging receipt of the Exchange Fund.

          (b) At or prior to the Closing, each of the Delta Stockholders shall deliver to the Exchange Agent, in trust for PPR, certificates representing the number of shares of Delta Stock set forth opposite such Delta Stockholder's name on Schedule 1 hereto (the "Delta Certificates") to be exchanged for PPR Class B Common Stock, duly endorsed for transfer or with executed stock powers attached thereto. At the Closing, Delta shall deliver to PPR an original receipt of the Exchange Agent acknowledging receipt of Delta Certificates representing all of the issued and outstanding shares of Delta Stock.

          (c) As soon as practicable after the Closing, the Exchange Agent shall
     (i) deliver to the Delta Stockholders certificates representing shares of PPR Class B Common Stock for which their shares of Delta Stock have been exchanged, and (ii) deliver to PPR all of the Delta Certificates.

     Section 1.3   Transfer Taxes.  If any certificate representing shares of
                    --------------
PPR Class B Common Stock is to be paid to or issued in a name other than that in which the Delta Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Delta Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of the issuance of certificates for such shares of PPR Class B Common Stock in a name other than that of the registered holder of the Delta Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

      Section 1.4   Lost Certificates.  If any Delta Certificate shall have been
                    -----------------
lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Delta Certificate to be lost, stolen or destroyed and, if required by PPR, the posting by such person of a bond, in such reasonable amount as PPR may direct (but consistent with the practices PPR applies to its own stockholders), as indemnity against any claim that may be made against it with respect to such Delta Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Delta Certificate the shares of PPR Class B Common Stock.

      Section 1.5   Closing.  The closing of the transactions contemplated by
                    -------
this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place at the offices of Briggs and Morgan, Professional Association, 2400 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, at 10:00 a.m., local time, no later than the third business day following the day on which the last of the conditions set forth in Article VII shall have been fulfilled or waived (if permissible) or at such later time and place as PPR and Delta shall agree in writing. Delta shall notify all of the Delta Stockholders of the time of the Closing at least three (3) business days prior to the Closing.

                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PPR

     PPR represents and warrants to Delta and the Delta Stockholders as follows:

     Section 2.1   Organization, Standing and Power.  PPR is a corporation duly
                    --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each Subsidiary of PPR (the "PPR Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties and to carry on its business as now being conducted. PPR and each of the PPR Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on PPR. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PPR or Delta, as the case may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of PPR and the PPR Subsidiaries, taken as a whole, or Delta and the Delta Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which PPR or Delta, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity.

      Section 2.2   Capital Structure.
                    -----------------

          (a) Capital Stock of PPR.  The authorized capital stock of PPR
              --------------------
     consists of 40,000,000 shares, of which 5,000,000 shares are designated as PPR Class A Common Stock and 35,000,000 are designated as PPR Class B Common Stock. As of the date hereof, PPR has issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 16,690,000 shares of PPR Class B

     Common Stock. All outstanding shares of PPR Class A Common Stock and PPR Class B Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in PPR's Form 10-K for the period ended December 31, 1998, and except for option grants under the Pepsi-Cola Puerto Rico Bottling Company Qualified Plan dated December 30, 1996 and the Pepsi-Cola Puerto Rico Bottling Company Non-Qualified Plan dated December 30, 1996 (collectively, the "PPR Option Plans") in the ordinary course of business since December 31, 1998, PPR has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. No holder of any security of PPR is entitled to any preemptive or similar rights to purchase securities from PPR.

          (b) Capital Stock of PPR After Exchange and Dakota Acquisition.  On
              ----------------------------------------------------------
     the date of Closing, upon completion of the Exchange and the Dakota Acquisition, (i) the authorized capital stock of PPR will consist of 150,000,000 shares, of which 5,000,000 shares will be designated as PPR Class A Common Stock and 145,000,000 will be designated as PPR Class B Common Stock, and (ii) PPR will have issued and outstanding 5,000,000 shares of PPR Class A Common Stock and 81,760,006 shares of PPR Class B Common Stock, not including any shares of PPR Class B Common Stock that PPR is permitted to issue by this Agreement (other than in connection with the Dakota Acquisition) during the period from the date of this Agreement through the date of Closing. Assuming that the Closing were to occur on the date hereof, immediately after such Closing, the issued and outstanding PPR Class A Common Stock and PPR Class B Common Stock would be owned as set forth on Schedule 2.2(b).

          (c) Capital Stock of PPR Subsidiaries.  A listing of each of the PPR
              ---------------------------------
     Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the PPR Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on
     Schedule 2.2(c). Except as set forth on Schedule 2.2(c), (i) PPR is the owner of all of the capital stock or other equity interests of the PPR Subsidiaries, free and clear of all security interests, liens, pledges, options, rights of first refusal, limitations on voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Encumbrances") and (ii) except for the PPR Subsidiaries, PPR does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the PPR Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 2.2(c), none of the PPR Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the PPR Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the PPR Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

      Section 2.3   Authority.  The PPR Special Committee and PPR's Board of
                    ---------
Directors have, on or prior to the date of this Agreement (a) declared that as of such date the Exchange was advisable and fair to and in the best interests of PPR and its stockholders, (b) approved this Agreement and resolved to recommend the approval of this Agreement and the transactions contemplated hereby by PPR's stockholders, and (c) directed that this Agreement and the transactions contemplated hereby be submitted to PPR's stockholders for approval. Subject to the approval by PPR's stockholders of the PPR Charter Amendment

(as defined in Section 6.1), PPR has all requisite corporate power and authority to enter into this Agreement and, subject to approval by PPR's stockholders of this Agreement and the transactions contemplated hereby including the Exchange, to issue the PPR Class B Common Stock in connection with the Exchange (the "Share Issuance") and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PPR and the consummation by PPR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PPR, subject to the approval of this Agreement and the transactions contemplated hereby including the Exchange, by the stockholders of PPR. This Agreement has been duly executed and delivered by PPR and (assuming the valid authorization, execution and delivery of this Agreement by Delta and the Delta Stockholders) this Agreement constitutes the valid and binding obligation of PPR enforceable against it in accordance with its terms except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought. Subject to approval by the stockholders of PPR, the Share Issuance has been duly authorized by all necessary corporate action on the part of PPR. When issued in accordance with the terms of this Agreement, the shares of PPR Class B Common Stock to be issued under this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

      Section 2.4   Consents and Approvals; No Violation.  Except as disclosed
                    ------------------------------------
on Schedule 2.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in the second sentence of this
Section 2.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of PPR or any of the PPR Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of PPR, (ii) the comparable charter or organizational documents of any of the PPR Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to PPR or any of the PPR Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PPR or any of the PPR Subsidiaries or any of their respective real or personal properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to PPR or any of the PPR Subsidiaries in connection with the execution and delivery of this Agreement by PPR or is necessary for the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (A) the proxy statement for the special meeting of PPR's stockholders to be held for the purpose of obtaining the approvals required for the transactions contemplated hereby (the "Proxy Statement"); and (B) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) such as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) applicable requirements, if any, of Blue Sky Laws and the New York Stock Exchange, Inc. (the "NYSE") and (iv) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on PPR, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

      Section 2.5   SEC Documents and Other Reports.  PPR has filed all required
                    -------------------------------
forms, reports, documents, statements (including proxy statements) and exhibits with the SEC that were required to be filed pursuant to the Exchange Act or other federal securities laws since July 1, 1996 (the "PPR SEC Documents"). As of their respective dates, the PPR SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the PPR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of PPR included in the PPR SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of PPR and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the PPR SEC Documents or as required by GAAP, PPR has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

      Section 2.6   Absence of Certain Changes.  Except as set forth on Schedule
                    --------------------------
2.6 hereof, since December 31, 1998, PPR and the PPR Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

          (a) any Material Adverse Change in PPR;

          (b) any dividend or other distribution on, or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by PPR or the PPR Subsidiaries of, any shares of the capital stock of PPR or any of the PPR Subsidiaries except for distributions in the ordinary course of business and consistent with past practice on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, of which all of its outstanding voting common stock is owned by PPR;

          (c) except for the sale of substantially all of the assets of PPR's Cristalia premium water division, any sale, transfer, lease, or Encumbrance of any of PPR's or any of the PPR Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, PPR or any of the PPR Subsidiaries, except in the ordinary course of business;

          (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of PPR or the PPR Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements;

          (e) any purchase of or agreement to purchase any additional assets by PPR or any of the PPR Subsidiaries, except in the ordinary course of business or for a purchase price of less than $500,000;

          (f) any loss, damage, destruction or other casualty to any of the properties of PPR or the PPR Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect on PPR or the PPR Subsidiaries;

          (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements except in the ordinary course of business;

          (h) any entry into any guarantee by PPR or the PPR Subsidiaries on behalf of any third party;

          (i) any capital expenditures by PPR or the PPR Subsidiaries in excess of the amount set forth in PPR's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 2.6 hereto, except for expenditures related to repairs or replacements for which adequate insurance was or is available;

          (j) changes in accounting principles, elections, or procedures, other than as required by changes in GAAP;

          (k) any entry into any employment, consulting, management or severance agreement by PPR or any of the PPR Subsidiaries other than severance payments required to be made under Puerto Rican Law 80 except in the ordinary course of business;

          (l) any amendment of the Certificate of Incorporation or Bylaws of PPR or any comparable charter or organizational documents of the PPR Subsidiaries;

          (m) authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of PPR's or any of the PPR Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock, other than the grant of options to employees under the PPR Option Plans in the ordinary course of business;

          (n) any amendment or termination of any material agreement to which PPR or any of the PPR Subsidiaries is a party; or

          (o) any action taken by PPR or the PPR Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

      Section 2.7   Permits; Compliance and Contracts.  Except as disclosed on
                    ---------------------------------
Schedule 2.7: (a) each of PPR and the PPR Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for PPR or any of the PPR Subsidiaries to own, lease and operate all of the PPR Real Property (as defined in Section 2.16) or to carry on its business as it is now being conducted (collectively, the "PPR Permits"), except where the failure to have any of the PPR Permits would not, individually or in the aggregate, have a Material Adverse Effect on PPR, and, (b) as of the date of this Agreement, neither PPR nor any of the PPR Subsidiaries is in violation of, or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of PPR (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its charter, bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation (except for Environmental Laws which are addressed in Section 2.12 hereto) or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over PPR or any of the PPR Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on PPR. All of the material contracts of PPR and the PPR Subsidiaries that are required to be described in the PPR SEC Documents or to be filed as exhibits thereto are described in the PPR SEC Documents or filed as exhibits thereto. Except as set forth in the PPR SEC Documents filed prior to the date of this Agreement or as set forth on Schedule 2.7, each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by PPR of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which PPR or any of the PPR Subsidiaries is a party or by which PPR or any PPR Subsidiary is bound or to which any of the properties, assets or operations of PPR or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on PPR. "Knowledge of PPR" means the actual knowledge of A. David Velez and Joseph Gonzalez.

     Section 2.8   Tax Matters.
                    -----------

          (a) Except as disclosed on Schedule 2.8, PPR and the PPR Subsidiaries have (i) duly and timely filed (or there has been duly filed on their behalf) all tax returns required to be filed by or with respect to PPR and/or the PPR Subsidiaries, including all foreign, federal, Puerto Rican and local Tax Returns, and all such Tax Returns were true, accurate and complete in all material respects, (ii) withheld and collected all Taxes that are required by applicable laws, rules or regulations to be withheld and collected and (iii) paid in full on a timely basis (or there have been paid on their behalf) all Taxes shown to be due on such Tax Returns. The reserve for Taxes on the December 31, 1998 consolidated balance sheet contained in PPR's Form 10-K for the period ending December 31, 1998 for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and is adequate in amount for the payment of all liabilities for Taxes for which PPR and the PPR Subsidiaries are liable for the periods up to and including December 31, 1998. Neither PPR nor the PPR Subsidiaries have incurred any Tax liabilities since December 31, 1998, other than those Tax liabilities arising in the ordinary course of business and consistent with prior periods.

          (b) Except as described on Schedule 2.8, neither PPR nor the PPR Subsidiaries has received any notice of a deficiency or assessment (and none has been threatened) with respect to Taxes of PPR or the PPR Subsidiaries from any foreign, federal, Puerto Rico or local taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return which includes PPR or the PPR Subsidiaries and no notice of audit or examination of any such Tax Return has been received by PPR or any of the PPR Subsidiaries (and none has been threatened); PPR or the PPR Subsidiaries have not given and there has not been given on its or their behalf a waiver or extension of any statute of limitations relating to the payment of Taxes of PPR or the PPR Subsidiaries; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of PPR or the PPR Subsidiaries by any foreign, federal, Puerto Rico, or local taxing authority.

          (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States or Puerto Rican, federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, employment, unemployment, back-up withholding, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to taxes, and the term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendments thereof.

     Section 2.9   Actions and Proceedings.  Except as set forth in the PPR SEC
                    -----------------------
Documents or on Schedule 2.9:

          (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of PPR or any of the PPR Subsidiaries, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan (as hereinafter defined) that, in the case of clauses (i), (ii), (iii) or (iv) individually or in the aggregate, would have a Material Adverse Effect on PPR; or

          (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of PPR, threatened against or involving (i) PPR or any of the PPR Subsidiaries, (ii) any of PPR's or any PPR Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, (iii) any of PPR's or any PPR Subsidiaries' properties, assets or business or (iv) any PPR Plan that in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on PPR or relate to the transactions contemplated by this Agreement.

      Section 2.10   Certain Agreements.  As of the date of this Agreement,
                    ------------------
neither PPR nor any of the PPR Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, PPR Other Benefit Obligation or PPR Plan (as both are defined in Section 2.11), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      Section 2.11   Employee Benefit Matters.
                    ------------------------

          (a) As used in this Section 2.11, the following terms have the meanings set forth below:

               "PPR Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any PPR Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code (S) 132.

               "PPR Plan" means (i) all employee benefit plans (as defined in ERISA (S) 3(3)) of which PPR or the PPR Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which PPR or the PPR Subsidiaries otherwise contributes or in which PPR or the PPR Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

               "PPR VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of PPR or the PPR Subsidiaries.

               "ERISA Affiliate" means any other person that, together with PPR or any of the PPR Subsidiaries, would be treated as a single employer under Code (S) 414(b), (c) or, solely with respect to matters relating to Code (S) 412 or ERISA (S)(S) 302 or 4007, (m).

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Title IV Plans" means all PPR Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

          (b) (i) Schedule 2.11(b)(i) attached hereto sets forth a complete and accurate list of all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs, and identifies as such all PPR Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

               (ii) None of the PPR Plans set forth on Schedule 2.11(b)(i) is a Multi-Employer Plan and none of PPR, any of the PPR Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to PPR, any PPR Subsidiary or any ERISA Affiliate.

               (iii) Except as set forth in Schedule 2.11(b)(iii) or as required by applicable law, no PPR Plans provide retiree health or life insurance benefits.

          (c) PPR has delivered or made available to Delta all documents, insurance policies and contracts comprising, describing or relating to each PPR Plan, PPR Other Benefit Obligation, or PPR VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

          (d) Except as set forth in Schedule 2.11(d) attached hereto:

               (i) PPR or the PPR Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all PPR Plans, PPR Other Benefit Obligations, and PPR VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by PPR or the PPR Subsidiaries to any Person with regard to any PPR Plan or PPR Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on PPR or the PPR Subsidiaries.

               (ii) PPR, the PPR Subsidiaries and each PPR Plan, PPR Other Benefit Obligation, and PPR VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to PPR or any of the PPR Subsidiaries. PPR and all PPR Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA (S) 302. The most recent actuarial report for each defined benefit plan of PPR, each PPR Subsidiary and each ERISA Affiliate thereof fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

               (iii) Since December 31, 1998, there has been no establishment, termination or amendment of any PPR Plan, PPR VEBA, or PPR Other Benefit Obligation, except to effect the Board's option of an amendment to PPR's Salaried Employee Retirement Plan to use the GATT interest rate standard.

               (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any PPR Plan, PPR Other Benefit Obligation, or PPR VEBA is pending or, to PPR's Knowledge, is threatened.

               (v) None of PPR, the PPR Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or any other defined benefit plan (as defined in ERISA Section 3(35)), or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to PPR, the PPR Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

               (vi) There has been no "reportable event" within the meaning of
          Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

               (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of PPR or the PPR Subsidiaries, (ii) increase any benefits otherwise payable under any PPR Plan or PPR Other Benefit Obligation,
          (iii) result in the acceleration of the time of payment or vesting of any benefits under any PPR Plan or PPR Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any PPR Plan or PPR Other Benefit Obligation or (v) fail to be deductible by reason of Section 280G of the Code.

      Section 2.1   Compliance with Environmental Laws.
                    ----------------------------------

          (a) Except as set forth on Schedule 2.12, each of PPR and the PPR Subsidiaries, and, to the Knowledge of PPR, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, released, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by PPR and the PPR Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by PPR or the PPR Subsidiaries, in compliance with all Environmental Laws (as defined below).

          (b) Except as set forth on Schedule 2.12, PPR and the PPR Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

          (c) Except as set forth on Schedule 2.12, neither PPR nor the PPR Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against PPR or any PPR Subsidiary by any third party.

          (d) Except as set forth on Schedule 2.12, neither PPR nor the PPR Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law which notices or claims of violations or liabilities have not been resolved.

     The term "Environmentally Regulated Materials" means any of the following:
(i) any petroleum or petroleum products, friable asbestos, urea formaldehyde, and polychlorinated biphenyls; (ii) any radioactive substance; (iii) any toxic, infectious, reactive, corrosive, ignitible or flammable chemical or chemical compound; and (iv) any chemicals, materials or substances, whether solid, liquid or gas defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import, under any Environmental Law.

     "Environmental Law" means any applicable federal, state or local statute, law, rule, regulation, permit, ordinance, code, policy, rule of common law or other requirement in effect and in each case as amended from time-to-time and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, that (i) regulates or relates to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Environmentally Regulated Materials, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including protection of the health and safety of employees insofar as such health and safety laws may relate to Environmentally Regulated Materials; or (ii) imposes liability with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation, and Liability Act, 42 USC 9601 et seq., the Resource Conservation and Recovery Act, 42 USC 6901, et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C.
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and the Occupational Safety and Health Act of 1970, as amended, as it applies to Environmentally Regulated Materials, 29 U.S.C. (S) 651 et seq.; or any other federal, state or local law of similar effect, each as amended from time to time.

      Section 2.13  Labor Matters.  Except as set forth on Schedule 2.13 hereto,
                    -------------
neither PPR nor any of the PPR Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of PPR, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of PPR or any PPR Subsidiaries. To the Knowledge of PPR, neither PPR nor any of the PPR Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services for PPR or any of the PPR Subsidiaries (the "PPR Business Personnel"), and there is no unfair labor practice complaint or grievance against PPR or any of the PPR Subsidiaries by the National Labor Relations Board or any comparable state or Puerto Rican agency pending or, to the Knowledge of PPR, threatened with respect to the PPR Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on PPR. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of PPR, threatened against PPR or any of the PPR Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on PPR.

      Section 2.14  Intellectual Property.  Schedule 2.14 sets forth a complete
                    ---------------------
list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of PPR's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by PPR or any PPR Subsidiary and used in the continued operation of PPR's business (collectively, "PPR Intellectual Property"). Except as otherwise set forth on Schedule 2.14 and except for the security interest held by Banco Popular, PPR's interest in the PPR Intellectual Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of PPR's business. To PPR's Knowledge and except as set forth on Schedule 2.14, the use of the PPR Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on Schedule 2.14, neither PPR nor any PPR Subsidiary has, in the past two years, received any notice or claim that any such PPR Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by PPR or any PPR Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither PPR nor any PPR Subsidiary has given any notice of infringement to any third party with respect to any of the PPR Intellectual Property. PPR has paid all required license fees related to all software used in the operation of its business.

      Section 2.15  Title to Assets; Insurance.  Except as disclosed on Schedule
                    --------------------------
2.15, PPR and the PPR Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 2.16). PPR and the PPR Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

      Section 2.16  Real Property.  (a) Schedule 2.16(a) describes all real
                    -------------
properties owned or leased by PPR and the PPR Subsidiaries (the "PPR Real Property"), the nature of the interest of PPR or the PPR Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the PPR Real Property) the use or possession of which by PPR and the PPR Subsidiaries is necessary to carry on its business. Except as described on Schedule 2.16(b), PPR and each of the PPR Subsidiaries has (i) such title to the PPR Real Property as is legally sufficient for the current use thereof in its business as presently conducted, (ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all PPR Real Property shown in Schedule 2.16(a) as owned by it (the "PPR Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all PPR Real Property shown on Schedule 2.16(a) as leased by it. The PPR Real Property is owned or leased by PPR and the PPR Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in Schedule 2.16(b), none of the PPR Real Property is subject to any lease (other than the PPR Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the PPR Real Property. "Permitted Exceptions" means (i) matters listed or described on
Schedule 2.16(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of PPR or any of the PPR Subsidiaries, (iii) real estate taxes not yet due or payable, and (iv) Encumbrances existing at the date of this Agreement which are set forth on Schedule 2.16(a).

          (b) None of the leases identified in Schedule 2.16(a) (collectively, the "PPR Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in
     Schedule 2.16(b). Except as set forth on Schedule 2.16(b), neither PPR nor any of the PPR Subsidiaries, nor any other person, is in breach of or default under any PPR Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

          (c) To the Knowledge of PPR the buildings, driveways and all other structures and improvements upon the PPR Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

          (d) To the Knowledge of PPR all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by PPR and the PPR Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

          (e) To the Knowledge of PPR all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of PPR and the PPR Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

          (f) To the Knowledge of PPR, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the PPR Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which PPR or the PPR Subsidiaries is responsible (as owner or as lessee under any PPR Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basement and foundation walls for which a person other than PPR or the PPR Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

          (g) To the Knowledge of PPR, PPR or the PPR Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the PPR Real Property owned or leased by PPR or the PPR Subsidiaries, as the case may be. The PPR Real Property has full and uninterrupted access to and from public roads, and PPR has no Knowledge of any fact or condition which would result in the termination of such access.

          (h) Neither PPR nor the PPR Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the PPR Real Property.

      Section 2.1   Title Insurance.  Schedule 2.17 sets forth a true, correct
                    ---------------
and complete list and a summary description of all of the policies of title insurance insuring PPR's and the PPR Subsidiaries' interest in the PPR Owned Real Property (collectively, the "PPR Title Policies"). PPR has furnished a true, correct and complete copy of all such PPR Title Policies to Delta. All of the PPR Title Policies are in full force and effect. PPR shall maintain, and shall use its best efforts to cause the PPR Subsidiaries to maintain the coverage under the PPR Title Policies in full force and effect through the date of the Closing. Neither PPR nor the PPR Subsidiaries is in material default under any provisions of the PPR Title Policies. There is no claim by PPR, the PPR Subsidiaries or any other person pending under any of the PPR Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such PPR Title Policies.

      Section 2.18  Zoning.  To the Knowledge of PPR, all of the PPR Real
                    ------
Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the PPR Real Property and the improvements locate thereon is not in violation of any such laws, rules or regulations. To the Knowledge of PPR, all uses of the PPR Real Property and the improvements, to the Knowledge of PPR, located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

      Section 2.19  Brokers.  No broker, investment banker or other person,
                    -------
other than Bear Stearns & Co., Inc. the fees and expenses of which will be paid by PPR, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PPR.

      Section 2.20  Relationships.  Except as otherwise disclosed in PPR's Form
                    -------------
10-K for the period ended December 31, 1998, PPR's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which PPR has done business during the last year. All sales and performances of services by PPR in connection with its business are in material compliance with all of PPR's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

      Section 2.21  Compliance with Quality Standards.  All water used in the
                    ---------------------------------
production process of PPR's business conforms, in all material respects, to (i) the quality standards required by PPR's or the PPR Subsidiaries' franchisors, including PepsiCo, Inc. ("PepsiCo"), (ii) internal quality standards required by PPR, and (iii) any Puerto Rican or local quality standards.

      Section 2.22  Year 2000 Compliance. To the extent that any functionality
                    --------------------
of any computer system used by PPR is dependent upon or interdependent with the use or specification of any calendar date, PPR has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on PPR. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in PPR's operations in which the computer system is used; and (ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

      Section 2.32  Delaware Business Combination Statute.  PPR has obtained or
                    -------------------------------------
shall obtain prior to the Closing all approvals necessary from its Board of Directors related to the transactions contemplated by this Agreement so as to constitute prior approval by the Board of Directors of such transactions within the meaning of Section 203(a)(1) of the Delaware General Corporation Law.

      Section 2.24  Disclosure.  No representation or warranty of PPR in this
                    ----------
Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by PPR to Delta or the Delta Stockholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF DELTA

     Delta represents and warrants to PPR as follows:

     Section 3.1   Organization, Standing and Power.  As of the date of this
                   --------------------------------
Agreement, Delta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Each Subsidiary of Delta (the "Delta Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to own, lease or operate its properties and to carry on its business as now being conducted. Delta and each of the Delta Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Delta.

      Section 3.2   Capital Structure.
                    -----------------

          (a) Capital Stock of Delta.  The authorized capital stock of Delta
              ----------------------
     consists of 125,000 shares, of which 60,000 shares are designated as Common Stock, par value $.01 per share (the "Delta Common Stock"), 35,000 shares are designated as Non-Voting Common Stock, par value $.01 per share (the "Delta Non-Voting Common Stock"), and 30,000 shares are designated as Preferred Stock Series AA, par value $.01 per share. Delta has issued and outstanding 20,301.87 shares of Delta Common Stock, 32,949.93 shares of Delta Non-Voting Common Stock, and 6,155.11 shares of Delta Preferred Stock. All outstanding shares of Delta Common Stock, Delta Non-Voting Common Stock and Delta Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(a), Delta has no outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of its capital stock or securities convertible into or exchangeable therefor, or any shares reserved for issuance under any stock option, employee benefit or other plans or otherwise. Except as set forth in Delta's Certificate of Incorporation, no holder of any security of Delta is entitled to any preemptive or similar rights to purchase securities from Delta.

          (b) Capital Stock of Delta Subsidiaries.  A listing of the Delta
              -----------------------------------
     Subsidiaries and the authorized, issued and outstanding capital stock or other equity interests of each of the Delta Subsidiaries, whether voting or nonvoting, and the rights and preferences associated with each class or series of capital stock or other equity interests, is as set forth on
     Schedule 3.2(b). Except as set forth on Schedule 3.2(b), (i) Delta is the owner of all of the capital stock or other equity interests of the Delta Subsidiaries, free and clear of all Encumbrances and (ii) except for the Delta Subsidiaries, Delta does not own, directly or indirectly, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other legal entity. All outstanding shares of capital stock of the Delta Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 3.2(b), none of the Delta Subsidiaries has any outstanding securities convertible into or exchangeable for common stock, no contracts, rights, options, warrants or other agreements or commitments to purchase or otherwise issue any shares of capital stock or other equity interests of any of the Delta Subsidiaries or securities convertible into or exchangeable therefor, or any shares reserved for issuance under stock option, employee benefit or other plans or otherwise. No holder of any security of any of the Delta Subsidiaries is entitled to any preemptive or similar rights to purchase securities from any such Subsidiary.

      Section 3.3   Authority.  Delta's Board of Directors has on or prior to
                    ---------
the date of this Agreement determined that it is in the best interest of Delta to enter into the Agreement. Delta has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Delta and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Delta. This Agreement has been duly executed and delivered by Delta and (assuming the valid authorization, execution and delivery of this Agreement by PPR and the Delta Stockholders) constitutes the valid and binding obligation of Delta enforceable against Delta in accordance with its terms except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

      Section 3.4   Consents and Approvals; No Violation.  Except as disclosed
                    ------------------------------------
on Schedule 3.4 hereto, and assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any present or future benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Delta or any of the Delta Subsidiaries under, any provision of (i) the Certificate of Incorporation or Bylaws of Delta,
(ii) any provision of the comparable charter or organizational documents of any of the Delta Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease, ground lease or other agreement, instrument, permit, concession, franchise or license applicable to Delta or any of the Delta Subsidiaries or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Delta or any of the Delta Subsidiaries or any of their respective real or personal properties or assets, except that the consummation of this transaction will constitute a "change of control" under the Indenture dated as of December 17, 1996 related to the 9 3/4% Senior Notes due 2003 which will require written notice from Delta to such noteholders and give such noteholders a right to require Delta to redeem their notes at 101% of par and other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights or Encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Delta, or prevent or materially delay the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Delta or any of the Delta Subsidiaries in connection with the execution and delivery of this Agreement by Delta or is necessary for the consummation of the transactions contemplated by this Agreement, except for (A) such reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) such as may be required under the HSR Act, and (C) such consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Delta or prevent or materially delay the consummation of any of the transactions contemplated hereby.

      Section 3.5   SEC Documents and Other Reports.  Delta has filed all
                    -------------------------------
required forms, reports, documents, statements (including proxy statements) and schedules with the SEC that were required to be filed pursuant to the Exchange Act or other federal securities laws since July 1, 1996 (the "Delta SEC Documents"). As of their respective dates, the Delta SEC Documents complied in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Delta SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Delta included in the Delta SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates of filing, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Delta and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and any other adjustments described therein and normal year-end audit adjustments). Except as disclosed in the Delta SEC Documents or as required by GAAP, Delta has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements.

     Section 3.6   Absence of Certain Changes or Events.  Except as set forth
                    ------------------------------------
on Schedule 3.6 hereof, since December 31, 1998, Delta and the Delta Subsidiaries have operated their businesses only in the ordinary course and consistent with past practices and there has not been:

          (a) any Material Adverse Change in Delta;

          (b) any dividend or other distribution on (other than regularly scheduled quarterly dividends on the Delta Preferred), or any recapitalization, combination or subdivision with respect to, or any purchase or redemption by Delta or the Delta Subsidiaries of, any shares of the capital stock of Delta or any of the Delta Subsidiaries;

          (c) any sale, transfer, lease, or Encumbrance of any of Delta's or any of the Delta Subsidiaries' assets or cancellation of any claims of, or indebtedness or obligations owing to, Delta or any of the Delta Subsidiaries, except in the ordinary course of business;

          (d) any material increase in the salaries or other compensation or employee benefits with respect to any employees of Delta or the Delta Subsidiaries except regularly scheduled increases in accordance with prior practices or existing agreements;

          (e) any purchase of or agreement to purchase any additional assets by Delta or any of the Delta Subsidiaries, except in the ordinary course of business;

          (f) any loss, damage, destruction or other casualty to any of the properties of Delta or the Delta Subsidiaries (whether or not covered by insurance) (i) in excess of $100,000 per occurrence or $500,000 in the aggregate or (ii) which has resulted in a Material Adverse Effect in Delta;

          (g) any entry into any additional, or modification of any existing, agreements to borrow money (whether secured or unsecured), or any refinancing of such agreements except in the ordinary course of business;

          (h) any entry into any guarantee by Delta or the Delta Subsidiaries on behalf of any third party;

          (i) any capital expenditures by Delta or the Delta Subsidiaries in excess of the amount set forth in Delta's 1999 Capital Expenditure Budget, a true and correct copy of which is appended to Schedule 3.6 hereto;

          (j) changes in accounting principles, elections, or procedures, other than as required by changes in GAAP;

          (k) any entry into any employment, consulting, management or severance agreement by Delta or any of the Delta Subsidiaries except in the ordinary course of business;

          (l) amendment of the Charter or Bylaws of Delta or any of the Delta Subsidiaries;

          (m) authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of any class of Delta's or any of the Delta Subsidiaries' capital stock or any securities convertible into or exchangeable for shares of any class of such capital stock, other than the issuance of additional shares of Delta Preferred as payment-in-kind for the quarterly dividends payable on shares of outstanding Delta Preferred;

          (n) any amendment or termination of any material agreement to which Delta or any of the Delta Subsidiaries is a party; or

          (o) any action taken by Delta or the Delta Subsidiaries, or their directors, officers or stockholders to authorize any of the actions contemplated above.

     Section 3.7   Permits; Compliance and Contracts.  Except as disclosed on
                    ---------------------------------
Schedule 3.7: (a) each of Delta and the Delta Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates (including, without limitation, certificates of occupancy), approvals, orders of any Governmental Entity and other permits, including, without limitation, building, environmental, land-use, health, safety, fire, utility or other rights or permits necessary for Delta or any of the Delta Subsidiaries to own, lease and operate all of the Delta Real Property (as defined in Section 3.17) or to carry on its business as it is now being conducted (collectively, the "Delta Permits"), except where the failure to have any of Delta Permits would not, individually or in the aggregate, have a Material Adverse Effect on Delta, and, (b) as of the date of this Agreement, neither Delta nor any of the Delta Subsidiaries is in violation of, or has been charged with, is in receipt of any notice or warning of, or to the Knowledge of Delta (as hereinafter defined), under investigation with respect to, any failure or alleged failure to comply with (A) its charter, bylaws or other organizational documents, (B) to the Knowledge of Delta any applicable law, ordinance, administrative or government rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Delta or any of the Delta Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Delta. All of the material contracts of Delta and the Delta Subsidiaries that are required to be described in the Delta SEC Documents or to be filed as exhibits thereto are described in the Delta SEC Documents or filed as exhibits thereto. Except as set forth in the Delta SEC Documents filed prior to the date of this Agreement or on Schedule 3.7, each material contract is in full force and effect and no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Delta of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Delta or any of the Delta Subsidiaries is a party or by which Delta or any such Subsidiary is bound or to which any of the properties, assets or operations of Delta or any Delta Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Delta. "Knowledge of Delta" means the actual knowledge of Robert C. Pohlad, John F. Bierbaum, Raymond
R. Stitle, Bradley J. Braun, Jay S. Hulbert, Kenneth E. Keiser, Michael Naylor or Charles Pullius.

     Section 3.8   Tax Matters.
                    -----------

          (a) Except as disclosed on Schedule 3.8, Delta and the Delta Subsidiaries have (i) duly and timely filed (or there has been duly filed on their behalf) all Tax Returns required to be filed by or with respect to Delta and/or the Delta Subsidiaries, including all foreign, federal, and local Tax Returns, and all such Tax Returns were true, accurate and complete in all material respects, (ii) withheld and collected all Taxes that are required by applicable laws, rules or regulations to be withheld and collected and (iii) paid in full on a timely basis (or there have been paid on their behalf) all Taxes shown to be due on such Tax Returns.
     Except as disclosed on Schedule 3.8, (x) all Taxes for which Delta or the Delta Subsidiaries may be liable under Treasury Regulations (S)1.1502-6 (or analogous state or foreign provisions) by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis), if required to have been paid, have been paid (except for Taxes which are being contested in good faith), and (y) neither Delta nor the Delta Subsidiaries are a party to any tax sharing or allocation agreement. The reserve for Taxes on the December 31, 1998 consolidated balance sheet contained in Delta's Form 10-K for the period ended December 31, 1998 for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and is adequate in amount for the payment of all liabilities for Taxes for which Delta and the Delta Subsidiaries are liable for the periods up to and including December 31, 1998. Neither Delta nor the Delta Subsidiaries have incurred any Tax liabilities since December 31, 1998, other than those Tax liabilities arising in the ordinary course of business and consistent with prior periods.

          (b) Except as set forth on Schedule 3.8, neither Delta nor the Delta Subsidiaries has received any notice of a deficiency or assessment (and none has been threatened) with respect to Taxes of Delta or the Delta Subsidiaries from any foreign, federal, or local taxing authority which has not been fully paid or finally settled; there are no ongoing audits or examination of any Tax Return which includes Delta or the Delta Subsidiaries and no notice of audit or examination of any such Tax Return has been received by Delta or any of the Delta Subsidiaries (and none has been threatened); Delta or the Delta Subsidiaries have not given and there has not been given on its or their behalf a waiver or extension of any statute of limitations relating to the payment of Taxes of Delta or the Delta Subsidiaries; and no issue has been raised in writing on audit or in any other proceeding with respect to Taxes of Delta or the Delta Subsidiaries by any foreign, federal, or local taxing authority.

          (c) Neither Delta nor the Delta Subsidiaries are or have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code") during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 3.9   Actions and Proceedings.  Except as set forth in Delta SEC
                    -----------------------
Documents or on Schedule 3.9: (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving
(i) Delta or any of the Delta Subsidiaries, (ii) any of the present or former directors, officers, employees, consultants, agents or stockholders of Delta or any of the Delta Subsidiaries, as such, (iii) any of Delta's or Delta Subsidiaries' properties, assets or business or (iv) any Delta Plan (as hereinafter defined) that in the case of clauses (i), (ii), (iii) or (iv), individually or in the aggregate, would have a Material Adverse Effect on Delta; or (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Delta, threatened against or involving (i) Delta or any of the Delta Subsidiaries, (ii) any of Delta's or Delta Subsidiaries' present or former directors, officers, employees, consultants, agents or stockholders, as such, or (iii) any of Delta's or Delta Subsidiaries' properties, assets or business, or (iv) any Delta Plan that in the case of clauses (i), (ii), (iii) or
(iv), individually or in the aggregate, would have a Material Adverse Effect on Delta or relate to the transactions contemplated by this Agreement.

      Section 3.10  Certain Agreements.  As of the date of this Agreement,
                    ------------------
neither Delta nor any of the Delta Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan, stock purchase plan, Delta Other Benefit Obligation or Delta Plan (as both are defined in Section 3.11), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither Delta nor any Delta Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 3.10.

      Section 3.11  Employee Benefit Matters.
                    ------------------------

          (a) As used in this Section 3.11, the following terms have the meanings set forth below:

               "Delta Other Benefit Obligation" means all material obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than with respect to any Delta Plan. This includes sabbatical policies, severance payment policies, and material fringe benefits within the meaning of Code (S) 132.

               "Delta Plan" means (i) all employee benefit plans (as defined in ERISA (S) 3(3)) of which Delta or the Delta Subsidiaries is a Plan Sponsor (as defined in ERISA (S) 3(16)(B)), or to which Delta or the Delta Subsidiaries otherwise contributes or in which Delta or the Delta Subsidiaries otherwise participates, or (ii) all Title IV Plans and Multi-Employer Plans (as defined in ERISA (S) 3(37)(A)) of which an ERISA Affiliate is a Plan Sponsor or otherwise contributes or currently participates.

               "Delta VEBA" means a voluntary employees' beneficiary association under Code (S) 501(c)(9) whose members include employees of Delta or the Delta Subsidiaries.

               "ERISA Affiliate" means any other person that, together with Delta or any of the Delta Subsidiaries, would be treated as a single employer under Code (S) 414(b), (c) or, solely with respect to matters relating to Code (S) 412 or ERISA (S)(S) 302 or 4007, (m).

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Title IV Plans" means all Delta Plans that are subject to Title IV of ERISA, 29 U.S.C. (S) 1301 et seq., other than Multi-Employer Plans.

          (b) (i) Schedule 3.11(b)(i) attached hereto sets forth a complete and accurate list of all Delta Plans, Delta Other Benefit Obligations, and Delta VEBAs, and identifies as such all Delta Plans that: (A) are defined benefit plans (as defined in ERISA (S) 3(35)); (B) meet or purport to meet the requirements of Code (S) 401(a); or (C) are Title IV Plans.

               (ii) None of the Delta Plans set forth on Schedule 3.11(b)(i) is a Multi-Employer Plan and none of Delta, any of the Delta Subsidiaries or any ERISA Affiliate has any assessed or potential liability due to a complete or partial withdrawal from or a termination or reorganization of a Multi-Employer Plan. No circumstances exist that could reasonably be expected to result in any such liability to Delta, any Delta Subsidiary or any ERISA Affiliate.

               (iii) Except as set forth in Schedule 3.11(b)(iii) or as required by applicable law, no Delta Plans provide retiree health or life insurance benefits.

          (c) Delta has delivered or made available to PPR all documents, insurance policies and contracts comprising, describing or relating to each Delta Plan, Delta Other Benefit Obligation, or Delta VEBA and of any related trust; as well as all required filings for each of the above filed with government authorities for each of the three most recent plan years.

          (d) Except as set forth in Schedule 3.11(d) attached hereto:

               (i) Delta or the Delta Subsidiaries have performed in all material respects all of their respective obligations whether as plan administrator, fiduciary, plan sponsor or contributing employer under all Delta Plans, Delta Other Benefit Obligations, and Delta VEBAs in a timely manner and have made all required entries in their financial records and statements for all obligations and liabilities that have accrued but are not due. No written or oral statement has been made by Delta or the Delta Subsidiaries to any Person with regard to any Delta Plan or Delta Other Benefit Obligation not in accordance with such plan or other benefit obligation which could reasonably be expected to have a Material Adverse Effect on Delta or the Delta Subsidiaries.

               (ii) Delta, the Delta Subsidiaries and each Delta Plan, Delta Other Benefit Obligation, and Delta VEBA is, to the extent applicable, in material compliance with applicable law, except for any such failure to comply which would not result in any material liability to Delta or any of the Delta Subsidiaries. Delta and all Delta Subsidiaries have met any applicable minimum funding standard, and have made all contributions required, under ERISA (S) 302. The most recent actuarial report for each Title IV Plan fairly presents the financial condition of each such plan, and since the date of such report there has been no material adverse change in the funded status of any such plan.

               (iii) Since December 31, 1998, there has been no establishment or amendment of any Delta Plan, Delta VEBA, or Delta Other Benefit Obligation.

               (iv) Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving or relating to, any Delta Plan,

          Delta Other Benefit Obligation, or Delta VEBA is pending or, to Delta's Knowledge, is threatened.

               (v) None of Delta, the Delta Subsidiaries or any ERISA Affiliate has terminated any Title IV Plan or incurred any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to Delta, the Delta Subsidiaries or any ERISA Affiliate. All premiums due the PBGC with respect to the Title IV Plans have been paid.

              (vi) There has been no "reportable event" within the meaning of
     Section 4043 of ERISA with respect to any Title IV Plan which would require the giving of notice to the PBGC or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

             (vii) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or upon the occurrence of subsequent events, (i) result in any payment becoming due to any current or former employee, officer or director of Delta or the Delta Subsidiaries, (ii) increase any benefits otherwise payable under any Delta Plan or Delta Other Benefit Obligation, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Delta Plan or Delta Other Benefit Obligation, (iv) constitute a "change in control" or similar event under any Delta Plan or Delta Other Benefit Obligation or (v) fail to be deductible by reason of
     Section 280G of the Code.

      Section 3.1   Compliance with Environmental Laws.
                    ----------------------------------

          (a) Except as set forth on Schedule 3.12, each of Delta and the Delta Subsidiaries, and, to the Knowledge of Delta, any prior owner or lessee, have generated, handled, manufactured, treated, stored, used, transported and disposed of all Environmentally Regulated Materials (as defined below) on, beneath, to or from any of the properties owned or operated by Delta and the Delta Subsidiaries in the conduct of their businesses or any other properties formerly owned, leased or operated by Delta or the Delta Subsidiaries, in compliance with all Environmental Laws.

          (b) Except as set forth on Schedule 3.12, Delta and the Delta Subsidiaries have operated all plants, facilities and business operations in compliance with all Environmental Laws, and all plants, facilities and business operations are currently in compliance with all Environmental Laws.

          (c) Except as set forth on Schedule 3.12, neither Delta nor the Delta Subsidiaries have disposed of or released any Environmentally Regulated Material in any location which would reasonably be expected to give rise to a claim of responsibility for investigation or clean-up costs, personal injury or property damage liability against Delta or any Delta Subsidiary by any third party.

          (d) Except as set forth on Schedule 3.12, neither Delta nor the Delta Subsidiaries have received any notices or claims of violations or liabilities relating to an Environmentally Regulated Material or an Environmental Law which notices or claims of violations or liabilities have not been resolved.

     Section 3.1   Indebtedness.  Schedule 3.13 sets forth a complete listing
                    ------------
of Delta's and the Delta Subsidiaries' indebtedness for borrowed money as of the date hereof, and includes a description of all documents and agreements which set forth the terms of such indebtedness, the amount of the balance owing as of the date hereof, the applicable interest rate in effect as of the date hereof, and a listing of all collateral securing such indebtedness (if any), and a description of any applicable prepayment penalties or make-whole amounts that would be payable if such indebtedness were to be paid in full as of the date hereof.

      Section 3.14  Labor Matters.  Neither Delta nor any of the Delta
                    -------------
Subsidiaries is a party to any collective bargaining agreement or labor contract, except as set forth in Schedule 3.14. To the Knowledge of Delta, as of the date of this Agreement, there are no present or pending applications for certification of any union as the exclusive bargaining agent for any employees of Delta or any Delta Subsidiaries. To the Knowledge of Delta, neither Delta nor any of the Delta Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Delta or any of the Delta Subsidiaries (the "Delta Business Personnel"), and there is no unfair labor practice complaint or grievance against Delta or any of the Delta Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Delta, threatened with respect to Delta Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Delta. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Delta, threatened against Delta or any of the Delta Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Delta.

      Section 3.15  Intellectual Property.  Schedule 3.15 sets forth a complete
                    ---------------------
list of all patents and applications therefor, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor, trade names, computer programs or software which are material to the operation of Delta's business and interests in license agreements and all other proprietary rights that are owned, licensed, sublicensed or used by agreement or permission by Delta or any Delta Subsidiary and used in the continued operation of Delta's business (collectively, "Delta Intellectual Property"). Except as otherwise set forth on
Schedule 3.15, Delta's interest in the Delta Intellectual Property is free and clear of any Encumbrance, and constitutes all such property or rights used by or necessary to the operation of Delta's business. To Delta's Knowledge and except as set forth on Schedule 3.15, the use of the Delta Intellectual Property does not conflict with, infringe upon, or misappropriate any rights held or asserted by any person, or require the consent of any person. Except as set forth on
Schedule 3.15, neither Delta nor any Delta Subsidiary has, in the past two years, received any notice or claim that any such Delta Intellectual Property is not valid or enforceable, or of any infringement upon or conflict with any patent, trademark, service mark, copyright, trade name or trade secret of any third party by Delta or any Delta Subsidiary or of any claim by any third party alleging any such infringement or conflict, and, in the past two years, neither Delta nor any Delta Subsidiary has given any notice of infringement to any third party with respect to any of the Delta Intellectual Property. Delta has paid all required license fees related to all software used in the operation of its business.

      Section 3.16  Title to Assets; Insurance.  Except as disclosed on Schedule
                    --------------------------
3.16, Delta and the Delta Subsidiaries have good and marketable title to all real property and good title to all of the personal property and assets which they purport to own and which are necessary to carry on its business, in each case free and clear of all Encumbrances except for Permitted Exceptions (as defined in Section 3.17). Delta and the Delta Subsidiaries have in full force and effect policies of insurance that are customary for businesses of similar size in similar industries and consistent with sound business practice.

      Section 3.17  Real Property.  (a) Schedule 3.17(a) describes all real
                    -------------
properties owned or leased by Delta and the Delta Subsidiaries (the "Delta Real Property"), the nature of the interest of Delta or the Delta Subsidiaries and the entity which holds the interest in those properties and the approximate acreage of each of those properties. There is no real property (other than the Delta Real Property) the use or possession of which by Delta and the Delta Subsidiaries is necessary to carry on its business. Except as described on Schedule 3.17(b), Delta and each of the Delta Subsidiaries has (i) such title to the Delta Real Property as is legally sufficient for the current use thereof in its business as presently conducted, (ii) good and marketable indefeasible title in fee simple (except for Permitted Exceptions, as hereinafter defined) to all Delta Real Property shown in Schedule 3.17(a) as owned by it (the "Delta Owned Real Property") and (iii) valid leaseholds under valid and enforceable leases in all Delta Real Property shown on Schedule 3.17(a) as leased by it. The Delta Real Property is owned or leased by Delta and the Delta Subsidiaries free and clear of all matters except for Permitted Exceptions. Except as set forth in Schedule 3.17(b), none of the Delta Real Property is subject to any lease (other than the Delta Leases (as hereinafter defined)), sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment thereof (or any portion thereof). None of the Permitted Exceptions materially interferes with or has interfered with the maintenance, use or operation of the Delta Real Property. "Permitted Exceptions" means (i) matters listed or described on Schedule 3.17(b), (ii) easements, covenants, rights-of-way and other Encumbrances or restrictions which do not, individually or in the aggregate, materially detract from the value or impair the present and continued use, operation and maintenance of the property subject thereto, or impair the operation of Delta or any of the Delta Subsidiaries,
(iii) real estate taxes not yet due or payable, and (iv) Encumbrances that are existing at the date of this Agreement which are set forth on Schedule 3.17(a).

          (b) None of the leases identified in Schedule 3.17(a) (collectively, the "Delta Leases") has been modified or amended, and no notice of termination has been delivered with respect thereto, except as set forth in
     Schedule 3.17(b). Except as set forth on Schedule 3.17(b), neither Delta nor any of the Delta Subsidiaries, nor any other person, is in breach of or default under any Delta Lease (and no event has occurred which, with due notice or lapse of time or both, may constitute such a breach or default).

          (c) To the Knowledge of Delta the buildings, driveways and all other structures and improvements upon the Delta Real Property are all within the boundary lines of the applicable property or have the benefit of valid easements or other legal rights and there are no encroachments thereon that would affect the use thereof.

          (d) To the Knowledge of Delta all buildings, structures, improvements, equipment, facilities, plants and fixtures owned or leased by Delta and the Delta Subsidiaries conform in all material respects to all applicable codes and rules adopted by national and local associations and boards and insurance underwriters, and all such buildings, structures, improvements and fixtures are in good operating condition and repair. There are no outstanding requirements or recommendations by any insurance company which has issued a policy covering any such property, or by any board of fire underwriters or other body exercising similar functions, requiring or recommending any repairs or work to be done on any such property.

          (e) To the Knowledge of Delta all public utilities required for the operation of such properties either enter such properties through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public or private easements which will inure to the benefit of Delta and the Delta Subsidiaries and their respective successors and assigns. All of the public utilities mentioned above are installed and operating, and all installation and connection charges are paid in full.

          (f) To the Knowledge of Delta, the plumbing, electrical, heating, air conditioning, elevator, ventilating and all other mechanical or structural systems and equipment in the buildings or improvements located on the Delta Real Property and any manufacturing systems and components located thereof are in good working order and condition, and the roof, basement and foundation walls of such buildings and improvements for which Delta or the Delta Subsidiaries is responsible

     (as owner or as lessee under any Delta Lease) are in good condition and free of leaks and other defects. All such mechanical and structural systems and equipment and such manufacturing systems and components and such roofs, basement and foundation walls for which a person other than Delta or the Delta Subsidiaries is responsible are in good working order and condition and free of leaks and other defects.

          (g) To the Knowledge of Delta, Delta or the Delta Subsidiaries has the uninterrupted use of any easements for ingress and egress for all of the Delta Real Property owned or leased by Delta or the Delta Subsidiaries, as the case may be. The Delta Real Property has full and uninterrupted access to and from public roads, and Delta has no Knowledge of any fact or condition which would result in the termination of such access.

          (h) Neither Delta nor the Delta Subsidiaries is the landlord or lessor under any lease, sublease or other occupancy agreement affecting any of the Delta Real Property.

      Section 3.18   Title Insurance.  Schedule 3.18 sets forth a true, correct
                     ---------------
and complete list and a summary description of all of the policies of title insurance insuring Delta's and the Delta Subsidiaries' interest in the Delta Owned Real Property (collectively, the "Delta Title Policies"). Delta has furnished a true, correct and complete copy of all such Delta Title Policies to Delta. All of the Delta Title Policies are in full force and effect. Delta shall maintain, and shall use its best efforts to cause the Delta Subsidiaries to maintain the coverage under the Delta Title Policies in full force and effect through the date of the Closing. Neither Delta nor the Delta Subsidiaries is in material default under any provisions of the Delta Title Policies. There is no claim by Delta, the Delta Subsidiaries or any other person pending under any of the Delta Title Policies as to which coverage has been questioned, denied or disputed by the underwriters or issuers of such Delta Title Policies.

      Section 3.19  Zoning.  To the Knowledge of Delta, all of the Delta Real
                    ------
Property and the buildings, structures, improvements and fixtures located thereon, and the respective businesses conducted thereat and the manner of such conduct, conform in all respects to all existing zoning, building and other applicable laws, rules and regulations and the operation of the Delta Real Property and the improvements located thereon is not in violation of any such laws, rules or regulations. To the Knowledge of Delta, all uses of the Delta Real Property and the improvements, to the Knowledge of Delta, located thereon are "as-of-right" and do not require any non-conforming use rights, nor have they been "grandfathered" under any pre-existing laws, rules or regulations.

      Section 3.20  Brokers.  No broker, investment banker or other person is
                    -------
entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Delta.

      Section 3.21  Relationships.  Except as otherwise disclosed in Delta's
                    -------------
Form 10-K for the period ended December 31, 1998, Delta's relationships with its franchisors, agents, brokers, dealers, distributors, representatives, licensees, customers and suppliers are continuing, and there has been no material change in the scope of such relationships during the last year with any of such parties or similar parties with which Delta has done business during the last year. All sales and performances of services by Delta in connection with its business are in compliance with all of Delta's representations, warranties and agreements, express or implied, with respect to such sales and performances, except for customary returns and allowances.

      Section 3.22  Compliance with Quality Standards.  All water used in the
                    ---------------------------------
production process of Delta's business conforms, in all material respects, to
(i) the quality standards required by Delta's or the Delta

Subsidiaries' franchisors, including PepsiCo, (ii) internal quality standards required by Delta, and (iii) any local quality standards.

      Section 3.23  Year 2000 Compliance. To the extent that any functionality
                    --------------------
of any computer system used by Delta is dependent upon or interdependent with the use or specification of any calendar date, Delta has used commercially reasonable efforts in implementing a plan pursuant to which any such computer system shall be "Year 2000 Compliant," except where failure to do so will not result in a Material Adverse Effect on Delta. For purposes of this Agreement, the term Year 2000 Compliant means that neither the performance nor the functionality of such computer systems shall be materially affected by dates in, into and between the 20th and 21st centuries. To be deemed Year 2000 Compliant, such computer systems shall conform in all material respects to the following basic requirements: (i) no value for a current date shall cause any interruption in Delta's operations in which the computer system is used; and
(ii) any date-based functions shall operate and perform in a consistent manner for dates in, into and between the 20th and 21st centuries and such computer systems shall calculate, manipulate and represent properly inputted dates correctly.

      Section 3.24  Disclosure.  No representation or warranty of Delta in this
                    ----------
Agreement or in any certificate, schedule, statement or other document furnished or to be furnished by Delta to PPR pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE DELTA STOCKHOLDERS

     Each of the Delta Stockholders, for itself but not on behalf of any other Delta Stockholder, represents and warrants to PPR as follows:

      Section 4.1   Title; Authority.  Such Delta Stockholder is the beneficial
                    ----------------
owner of the class and number of shares of Delta Stock set forth opposite such stockholder's name on Schedule 1 hereto (it being understood that such beneficial owner may hold such shares in the name of its nominee as holder of record, in which case such nominee has been indicated in parenthesis next to such beneficial owner's name), and owns such shares of Delta Stock free and clear of all Encumbrances, except for restrictions on transfer imposed by federal and state securities laws and the Amended and Restated Shareholders Agreement dated as of September 23, 1993 and except as described on Schedule 1. Such Delta Stockholder has the authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Delta Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by PPR and the other parties hereto) constitutes a legal, valid and binding obligation of such Delta Stockholder and is enforceable against such Delta Stockholder in accordance with its terms, except to the extent that (i) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' remedies and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other tribunal before which any proceeding therefor may be brought.

      Section 4.2   No Breach.  The execution and delivery of this Agreement by
                    ---------
such Delta Stockholder and the consummation by such Delta Stockholder of the Exchange does not and will not contravene, violate, or constitute or result in a breach or default (with or without notice or lapse of time, or both) under, the charter or organizational documents of such Delta Stockholder or any contract or agreement by which such Delta Stockholder is bound (except as would not have a material adverse effect on such Delta Stockholder's ability to perform its obligations under this Agreement or as may arise under the Amended and Restated Shareholder's Agreement dated as of September 23, 1993), or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Delta Stockholders or result in the creation or imposition of any Encumbrance (other than under this Agreement) on the shares of the Delta Stock owned by such Delta Stockholder.

      Section 4.3   No Consents.  Except as set forth in Schedule 4.3 hereto or
                    -----------
as required by the Amended and Restated Shareholder's Agreement dated as of September 23, 1993, no consent or authorization of, or registration, declaration or filing with, any person, is required to be made or received by such Delta Stockholder in connection with the execution and delivery of this Agreement or the consummation of the Exchange.

      Section 4.4   Entire Interest.  The Delta Stock listed opposite such Delta
                    ---------------
Stockholder's name on Schedule 1 hereto constitutes such Delta Stockholder's entire ownership interest in Delta as of the date hereof, and such Delta Stockholder has no rights to acquire any additional shares of Delta Stock or any other equity interest in Delta, except with respect to the Delta Preferred and the preemptive rights contained in Article Fourth of Delta's Amended and Restated Certificate of Incorporation.

       Section 4.5  Accredited Investor Status; PPR Information.  Such Delta
-------             -------------------------------------------
Stockholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and has knowledge and experience in financial and business matters sufficient to evaluate the merits and risks of the investment in the shares of PPR Class B Common Stock and is able to bear such risks. Such Delta Stockholder has been given access to full and complete information regarding PPR, including the opportunity to meet with PPR officers and review the PPR SEC Filings.

        Section 4.6  Unregistered Securities; Investment Intent.  Such Delta
--------             ------------------------------------------
Stockholder acknowledges that the shares of PPR Class B Common Stock have not been registered under the Securities Act or relevant state securities laws pursuant to exemptions from registration under the Securities Act and such laws, and that PPR's reliance upon such exemptions is predicated in part on such Delta Stockholder's representations to PPR as contained herein. The shares of PPR Class B Common Stock are being purchased for the account of such Delta Stockholder for investment and without the intention of reselling, transferring or redistributing the same, other than as provided in or contemplated by this Agreement. Such Delta Stockholder has no agreement for the transfer or disposition of any of such shares, except as provided in this Agreement.

      Section 4.7   Restrictions on Transfer.  Such Delta Stockholder
                    ------------------------
acknowledges that PPR will place a restrictive legend on the certificate(s) representing the shares of PPR Class B Common Stock, containing substantially the following language:

     The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended (the "Act"), and without registration under state securities laws, in reliance upon exemptions contained in the Act and such laws. No transfer of these securities or any interest therein may be made except pursuant to effective registration statements under said laws unless this corporation has received an opinion of counsel satisfactory to it that such transfer or disposition does not require registration under said laws and, for any sales under Rule 144 of the Act, such evidence as it shall reasonably request for compliance with that rule.

     PPR will place a stop transfer order on the certificate(s) representing the shares to assure compliance with this Agreement and the matters referenced above.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

      Section 5.1   Actions by PPR.  Except as expressly permitted by clauses
                    --------------
(a) through (k) of this Section 5.1, or as otherwise required by this Agreement, during the period from the date of this Agreement through the date of Closing, PPR shall, and shall cause each of the PPR Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, PPR shall not, and shall not permit any of the PPR Subsidiaries to, without the prior written consent of Delta and the Delta Stockholders holding, in the aggregate, a majority of the Delta Stock:

          (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by PPR Subsidiaries including dividends on outstanding shares of non-voting management stock of Beverage Plastics Company, a Delaware corporation, in the ordinary course of business and consistent with past practice), (y) other than in the case of any PPR Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of PPR or any other securities thereof or any rights, warrants or options to acquire, directly or indirectly, any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security, other than (x) the grant of stock options to employees of PPR or any of the PPR Subsidiaries under the PPR Option Plans and the issuance of shares of PPR Stock pursuant to the exercise thereof in the ordinary course of business consistent with past practice, (y) the issuance of PPR Stock pursuant to the exercise of warrants outstanding as of the date hereof that are exercisable or become exercisable by their terms (as in effect on the date hereof), and (z) the issuance of PPR Stock as consideration for the acquisitions permitted to be made by PPR by clause (d) of this Section 5.1;

          (c) amend its charter or bylaws; provided, however, that PPR shall amend its charter to adopt the PPR Charter Amendment;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except for (x) the Dakota Acquisition on substantially the terms set forth in the Dakota Exchange Agreement (as hereinafter defined) without giving effect to any waiver or modification thereof and (y) acquisitions which do not exceed $50 million individually or $100 million in the aggregate;

          (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to PPR and the PPR Subsidiaries taken as a whole;

          (f) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) in the ordinary course of business consistent with past practice (including refinancings of existing debt), (y) indebtedness, loans, advances, capital contributions and investments between PPR and any of the PPR Subsidiaries, and (z) indebtedness incurred to fund the acquisitions permitted by Section 5.1(d) above, including any amendments necessary to existing loan documents with Banco Popular to extend the facility to $40 million and replace Banco Popular as the primary lender with NationsBanc (or an affiliate of NationsBanc) and other syndication participants.

          (g) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any PPR Plan, PPR Option Plan or employment or consulting agreement, other than as required by law and other than amending existing PPR Option Plans to increase the number of shares available for issuance thereunder;

          (h) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any PPR Subsidiary by any applicable material federal, state, Puerto Rican, or local law, rule, regulation, guideline or ordinance;

          (i) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

          (j) except as set forth on PPR's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice; or

          (k) authorize, recommend or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

      Section 5.2   Actions by Delta.  Except as expressly permitted by clauses
                    ----------------
(a) through (l) of this Section 5.2, or otherwise required by this Agreement, during the period from the date of this Agreement through the date of Closing, Delta shall, and shall cause each of the Delta Subsidiaries to, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships and goodwill with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, Delta shall not, and shall not permit any of the Delta Subsidiaries to, without the prior written consent of PPR:

          (a) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions payable in cash, shares, stock, securities or property in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, other than regularly scheduled quarterly dividends on Delta Preferred, (y) other than in the case of any Delta Subsidiary, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Delta or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock (other than the issuance of additional shares of Delta Preferred as payment-in-kind for the quarterly dividends payable on shares of outstanding Delta Preferred, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, or agree to any amendment to the terms of any option, warrant or convertible security;

          (c) amend its charter or bylaws other than as provided in Section 7.2(h) hereof;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than transactions that are in the ordinary course of business consistent with past practice and that are not material;

          (e) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business consistent with past practice and not material to Delta and the Delta Subsidiaries taken as a whole;

          (f) incur any indebtedness in excess of that permitted under existing credit facilities for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other person, other than (x) indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice (including but not limited to the issuance of additional notes as payment-in-kind for accrued interest on Delta's 11% subordinated notes due December 23, 2003 as set forth in that certain Note Exchange Agreement dated as of September 23, 1993 by and among Delta and the Noteholders set forth on
     Schedule 1 thereto), and (y) indebtedness, loans, advances, capital contributions and investments between Delta and any of the Delta Subsidiaries;

          (g) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of Delta;

          (h) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Delta Plan or employment or consulting agreement, other than as required by law;

          (i) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Delta Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (j) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

          (k) except as set forth on Delta's 1999 Capital Expenditure Budget, enter into any other material transaction or make any other capital expenditure not in the ordinary course of business consistent with past practice; or

          (l) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

      Section 6.1   PPR Stockholder Meeting.  PPR shall call a meeting of its
                    -----------------------
stockholders (the "PPR Stockholder Meeting") for the purpose of: (a) approving the transactions contemplated hereby, including, but not limited to, the Share Issuance and the Exchange; (b) approving an increase in the number of authorized shares of PPR's Class B Common Stock to 145,000,000 shares (the "PPR Charter Amendment"); (c) approving the amendments to the PPR Option Plans to increase the number of shares available for issuance thereunder and (d) approving such other matters as PPR's Board of Directors shall determine. PPR shall within thirty (30) days after the execution of this Agreement, prepare and file with the SEC the Proxy Statement for the purpose of soliciting proxies for the matters brought before the PPR Stockholder Meeting. PPR will, through the PPR Board of Directors with the concurrence of the PPR Special Committee, recommend to its stockholders approval of such matters and shall not withdraw such recommendation; provided, however, that the PPR Special Committee shall not be required to make, and shall be entitled to withdraw, such recommendation if and only if the PPR Special Committee concludes in good faith on the basis of the advice of Willkie Farr & Gallagher that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of the PPR Special Committee under applicable law; provided further, however, that in no case shall any change in the trading price of PPR Class B Common Stock be used as a basis for any such conclusion. Notwithstanding any recission of the recommendation by the PPR Special Committee that is permitted by this Section 6.1, PPR shall remain obligated to call the PPR Stockholder Meeting.

      Section 6.2   Preparation of the Registration Statement and the Proxy
                    -------------------------------------------------------
Statement.
---------

          (a) Within thirty (30) days after the Closing Date, PPR shall prepare and file with the SEC a Registration Statement on Form S-3 for the purpose of registering for resale by the Delta Stockholders or their assigns (the "Holders") the shares of PPR Class B Common Stock issued in the Exchange (the "Registration Statement"). PPR shall use its best efforts to have the Registration Statement declared effective under the Securities Act prior to the expiration of the lock-up period described in Section 7.1(h). PPR will advise the Holders in writing, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order (or the initiating or threatening of any proceeding for that purpose), of the suspension of the qualification of the PPR Class B Common Stock issuable in connection with the Exchange for offering or sale in any jurisdiction (or the initiating or threatening of any proceeding for that purpose), or of any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Holders shall receive an opinion from counsel to PPR, dated as of the effective date of the Registration Statement, subject to customary qualifications and limitations for such opinions and in a form reasonably satisfactory to such Holders, to the effect that PPR is duly organized, validly existing and in good standing in Delaware, the PPR Class B Common Stock included in the Registration Statement has been registered under the Securities Act, the conditions to use by PPR of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and that the Registration Statement has become effective under the Securities Act. PPR shall prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until the later of nine months from the end of the lock-up period or until such time as each of the Holders who is not deemed to be an "affiliate" of PPR within the meaning of Rule 144 under the Securities Act, may sell all of such Holder's shares of PPR Class B Common Stock received in the Exchange within a three (3) month period under Rule 144, without regard to the volume limitations contained in Rule 144(e). PPR agrees that the restrictive legend and the stop transfer order on the certificates representing the shares of PPR Class B Common Stock shall be removed at PPR's expense upon the registration of such shares under the Securities Act or the sale of such shares pursuant to Rule 144.

          (b) PPR and Delta each agree, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
     (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the PPR stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) PPR shall use its reasonable best efforts to cause "comfort letters" of Arthur Andersen LLP or another nationally recognized certified public accounting firm to be delivered to the Holders, dated the date on which the Registration Statement shall become effective and addressed to the Holders, in form and substance customary for "comfort letters" delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (d) PPR shall use its best efforts to register or qualify the shares covered by the Registration Statement under such securities or blue sky laws of such United States jurisdictions as any Holder reasonably requests to enable such Holder to dispose of such shares owned by such Holder, provided that PPR will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to so qualify but for the requirements of this paragraph, (ii) subject itself to taxation in any jurisdiction where it is not otherwise subject to taxation or (iii) consent to general service of process in any jurisdiction where it would not otherwise be required to so consent but for the requirements of this paragraph.

          (e) PPR shall furnish to each Holder such number of copies of a summary prospectus or other prospectus in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of such shares.

          (f) PPR shall notify on a timely basis each Holder at any time when a prospectus relating to the PPR Class B Common Stock is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph (a) of this Section, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g) PPR shall make available for inspection by any Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of PPR (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause PPR's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information, which PPR determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement,
     (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) such Information has been made generally available to the public. The Holder agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to PPR and allow PPR, at PPR's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential.

          (h) PPR shall provide a transfer agent and registrar (which may be the same entity and which may be PPR) for the PPR Class B Common Stock.

          (i) In connection with any registration of the PPR Class B Common Stock under the Securities Act pursuant to this Agreement, PPR shall indemnify and hold harmless each Holder, its partners, members, in the case of a limited liability company, beneficiaries, in the case of a trust, officers and directors, each underwriter, broker or any other person acting on behalf of such Holder and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC, any amendment or supplement thereto or any document incident to registration or qualification of the PPR Class B Common Stock or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by PPR of the Securities Act or state securities or blue sky laws applicable to PPR and relating to action or inaction required of PPR in connection with such registration; and shall reimburse such Holder, such partner, member, officer or director, such underwriter, such broker or such other person acting on behalf of such Holder and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                  --------
     however, that PPR shall not be liable in any such case to the extent that
     -------
     any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any PPR Class B Common Stock in reliance upon and in conformity with written information furnished to PPR through an instrument duly executed by such Holder or underwriter that states that it is specifically for use in the preparation thereof.

          (j) In connection with any registration of the PPR Class B Common Stock under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section) PPR, each director of PPR, each officer of PPR who shall sign such Registration Statement, each underwriter, broker or other person acting on behalf of such Holder, such person who controls any of the foregoing persons within the meaning of the Securities Act and each other Holder under such Registration Statement with respect to any statement or omission from such Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any PPR Class B Common Stock, if such statement or omission was made in reliance upon and in conformity with written information furnished to PPR or such underwriter through an instrument duly executed by such Holder or underwriter that states that it is specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the obligation to indemnify will be
               --------  -------
     several, not joint and several, among such Holders, and the maximum amount of liability in respect of such indemnification shall be in proportion to and limited to, in the case of each Holder, an amount equal to the net proceeds actually received by such Holder from the sale of PPR Class B Common Stock effected pursuant to such registration.

          (k) The indemnification required by this Section 6.2 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred, subject to prompt refund in the event any such payments are determined not to have been due and owing hereunder.

          (l) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6.2, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if
                                                    --------  -------
     any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6.2, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.2. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (m) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, member, officer, director or controlling person of such indemnified party and will survive the transfer of the PPR Class B Common Stock.

          (n) If the indemnification provided for in this Section 6.2 is held by a court of competent jurisdiction to be unavailable to any indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. PPR and the Holders agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by other method of allocation which did not take
     --- ----
     into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by a Holder exceed the aggregate net offering proceeds received by such Holder from the sale of such Holder's PPR Class B Common Stock.

      Section 6.3   Access to Information and Properties.  Subject to currently
                    ------------------------------------
existing contractual and legal restrictions applicable to PPR or to Delta or any of their Subsidiaries, each of PPR and Delta shall, and shall cause each of the PPR and Delta Subsidiaries to, afford to the consultants, accountants, counsel, financial advisors and other representatives of PPR and Delta reasonable access to, and permit them to make such inspections and investigations (including, without limitation, environmental audits, assessments and sub-surface investigations) as they may reasonably require of, at mutually agreed upon times during normal business hours during the period from the date of this Agreement through the effective date of the Registration Statement, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, PPR and Delta shall, and shall cause each of the PPR and Delta Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request.

      Section 6.4   New Credit Facility.  PPR shall use its reasonable best
                    -------------------
efforts to obtain a credit facility of up to $160 million on terms reasonably acceptable to PPR (the "New Credit Facility"). The purposes of the New Credit Facility shall include payment of certain debt owed by Delta, PPR and Dakota, along with financing for working capital and acquisitions.

      Section 6.5   [This section intentionally left blank]

      Section 6.6   NYSE Listing.  PPR shall use its reasonable best efforts to
                    ------------
cause the shares of PPR Class B Common Stock to be issued in connection with the Exchange to be approved for listing on the NYSE, subject to official notice of issuance.

      Section 6.7   Fees and Expenses.  Whether or not the Exchange is
                    -----------------
consummated, and except as otherwise provided in Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided, however, that PPR shall pay all
                                   --------  -------
expenses incurred by PPR in complying with this Article 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NYSE), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of PPR's counsel and accountants; provided, further, that all underwriting discounts, fees and
             --------  -------
expenses of counsel for the Holders and selling commissions applicable to the PPR Class B Common Stock, if any, shall be borne by the Holders in proportion to the number of shares of PPR Class B Common Stock sold by such Holder.

      Section 6.8   Delta Senior Noteholders.  Within thirty (30) days after
                    ------------------------
Closing, Delta shall provide written notice of the consummation of the transaction which is the subject of this Agreement to the holders of the 9 3/4% Senior Notes due 2003 as required under the Indenture dated as of December 17, 1996 related thereto and advise such holders of their right to require Delta to redeem their notes at 101% of par.

      Section 6.9   Reasonable Best Efforts to Consummate the Exchange.  Upon
                    --------------------------------------------------
the terms and subject to the conditions set forth in this Agreement, PPR and Delta agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Each Delta Stockholder agrees that, to the extent reasonably requested by Delta or PPR, such Delta Shareholder shall assist and cooperate with PPR and/or Delta in taking all such actions which may be reasonable and necessary to consummate the Exchange, including, without limitation, providing such information or documentation that PPR shall reasonably require in connection with the issuance of shares hereunder pursuant to exemptions from registration under the Securities Act or relevant state securities laws. No party to this Agreement shall consent to any voluntary delay of the consummation of the Exchange at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

      Section 6.10  Public Announcements.  Delta and PPR each shall consult with
                    --------------------
the other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NYSE.

      Section 6.11  State Takeover Laws.  If any "fair price," "business
                    -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, PPR and Delta and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

      Section 6.12  Indemnification.  From and after the Closing, PPR agrees to,
                    ---------------
and to cause Delta to, indemnify and hold harmless all past and present officers and directors of Delta and of the Delta Subsidiaries to the maximum extent permitted by the Delaware General Corporation Law (including advancing expenses and attorneys' fees incurred prior to final disposition of any proceeding upon receipt of an undertaking by such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified under the Delaware General Corporation Law), including but not limited to acts or omissions occurring in connection with the approval of this Agreement, the filing of the Registration Statement and the consummation of the transactions contemplated hereby.

      Section 6.13  Notification of Certain Matters.  PPR shall use its
                    -------------------------------
reasonable best efforts to give prompt notice to Delta, and Delta shall use its reasonable best efforts to give prompt notice to PPR, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of PPR or Delta, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on PPR or Delta, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 6.13 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 6.14  Transfer Taxes.  All transfer, documentary, sales, use,
                    --------------
registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees (including any penalties, interest an additions to Tax) (collectively, "Transfer Taxes") incurred by any party hereto in connection with this Agreement and the transactions contemplated hereby shall be shared equally by Delta and PPR; provided, however, that each Delta Stockholder shall pay and hold PPR and Delta harmless from any Transfer Taxes and related penalties and additions that would not have arisen but for the negligence of such Delta Stockholder. PPR and the Delta Stockholders shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws.

      Section 6.15  Treatment of Delta Phantom Stock Plan Participants. The
                    --------------------------------------------------
existing Delta phantom stock plan will be amended, promptly following the Closing, to increase the value of the participants' interest to reflect the value of the transaction contemplated by this Agreement and to convert the rights of participants under such phantom stock plan to a combination of PPR Class B Common Stock and/or options to acquire PPR Class B Common Stock.

      Section 6.16  Title Commitments.  Delta and PPR shall promptly (and in no
                    -----------------
event more than ten (10) days after the date hereof), order from a title company reasonably acceptable to the other (the "Title Company") a title insurance commitment or commitments with respect to all of the Delta Owned Real Property and the PPR Owned Real Property, as the case may be, other than those properties for which the owner already has title insurance. Delta and PPR shall use their respective reasonable efforts to cause the Title Company to issue the title commitments as promptly as feasible and, immediately upon receipt thereof, shall deliver such title commitments to the other. To the extent the recipient reasonably objects to any matter(s) reflected therein other than Permitted Exceptions, or requests additional information with respect thereto, the party delivering the title commitments shall use its reasonable efforts to cause the Title Company to modify and/or supplement the commitments accordingly. Delta shall, and shall cause the Delta Subsidiaries to, reasonably cooperate with PPR in the event that PPR undertakes to purchase title insurance and/or order surveys with respect to any or all of the Delta Real Property.

      Section 6.17  Delta Preferred Stock Dividends.  PPR agrees from and after
                    -------------------------------
the Closing, with respect to the stock dividends accruing on the Delta Preferred from and after October 2, 1999, to either (a) cause Delta to pay the quarterly dividends, in cash, owed on the Delta Preferred or (b) make a contribution to the capital of Delta in an amount sufficient to redeem Preferred Stock Series AA shares issued as a dividend on the Delta Preferred from and after October 2, 1999 and cause Delta to redeem such shares, in cash, promptly after such shares are issued to the holders of Delta Preferred.

      Section 6.18  Independent Directors.  From and after the Closing, Pohlad
                    ---------------------
Companies and Pepsi-Cola Metropolitan Bottling Company, Inc. ("Metropolitan") shall take all action within their respective power, and, for so long as they are members of Dakota, LLC, shall cause Dakota, LLC to take all action within its power, including but not limited to the voting of all shares of PPR Class A Common Stock and PPR Class B Common Stock owned by them, required to cause at least two of the directors on the Board of Directors of PPR not to be "affiliates" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) (all such directors hereinafter referred to as the "Independent Directors") of Pohlad Companies or Metropolitan for so long as Dakota, LLC, Pohlad Companies, Metropolitan or any of their affiliates, collectively or individually, hold(s) a majority of the voting rights of the outstanding capital stock of PPR. If Metropolitan transfers its membership interests in Dakota, LLC, or any of the PPR capital stock which it is acquiring pursuant to this Agreement, to PepsiCo or an affiliate of PepsiCo, then Metropolitan shall cause such transferee to assume Metropolitan's obligations under this Section 6.18 and
Section 6.19 as a condition precedent to such transfer. If Pohlad Companies transfers its membership interests in Dakota, LLC, or any of the PPR capital stock which it is acquiring pursuant to this Agreement, to an affiliate of Pohlad Companies, then Pohlad Companies shall cause such transferee to assume Pohlad Companies' obligations under this Section 6.18 and Section 6.19 as a condition precedent to such transfer.

      Section 6.19  Transactions with Affiliates.  Until June 15, 2003, Pohlad
                    ----------------------------
Companies and Metropolitan agree not to cause, directly or indirectly, PPR or any PPR Subsidiary to make any payment to, or sell, lease, transfer, substitute or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, directly or indirectly, any "affiliate" (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), officer, director or employee (each an "Affiliate") of Pohlad Companies or Metropolitan (each of the foregoing an "Affiliate Transaction") which Affiliate Transaction, together with any related Affiliated Transaction(s), involves aggregate consideration in excess of $500,000, unless such Affiliate Transaction is on terms that are no less favorable to PPR or the relevant PPR Subsidiary than those that would have been obtained in a comparable transaction by PPR or such PPR Subsidiary with an unrelated person and such Affiliate Transaction shall receive the approval of a majority of the Independent Directors. This Section 6.19 shall not apply to transactions entered into in the course of business between an Affiliate of Metropolitan as licensor and PPR or a PPR Subsidiary as licensee.

     Section 6.20 Lock-Up Agreement.  All Delta Stockholders shall execute a
                  -----------------
Lock-Up Agreement in the form attached hereto as Exhibit B which shall prohibit
                                                 ---------
sale of PPR Class B Connon Stock for a period of six (6) months after the Closing Date.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

      Section 7.1   Conditions to Each Party's Obligation to Effect the
                    ---------------------------------------------------
Exchange. The respective obligations of each party to effect the Exchange shall be subject to the fulfillment at or prior to the Closing of the following conditions, each of which may be waived only with the consent in writing of each party not obligated to satisfy the condition.

          (a) PPR Stockholder Approval.  This Agreement and the transactions
              ------------------------
     contemplated hereby, including the Share Issuance, the Exchange, the PPR Charter Amendment and the PPR Option Plan Amendments shall have been duly approved by the requisite vote of stockholders of PPR in accordance with applicable law and the Certificate of Incorporation and Bylaws of PPR.

          (b) Listing on the NYSE.  The PPR Class B Common Stock issuable in the
              -------------------
     Exchange shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Governmental Approvals.  All authorizations, consents, orders,
              ----------------------
     declarations or approvals of, or filings with, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Exchange or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on either of PPR or Delta (assuming the Exchange had taken place), shall have been obtained or shall have been made.

          (d) Litigation.  There shall not be instituted or pending any suit,
              ----------
     action or proceeding by a Governmental Entity or any other person as a result of this Agreement or any of the transactions contemplated herein which would have a Material Adverse Effect on either PPR or Delta (assuming for purposes of this paragraph (d) that the Exchange shall have occurred).

          (e) No Order.  No court or other Governmental Entity having
              --------
     jurisdiction over Delta or PPR, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making this Agreement, the Exchange or any of the transactions contemplated hereby illegal.

          (f) Dakota Acquisition.  The Dakota Acquisition shall have been
              ------------------
     consummated or shall be completed simultaneously with the completion of the Exchange, on substantially the terms set forth in the Dakota Exchange Agreement (as hereinafter defined) without giving effect to any waiver or modification thereof.

          (g) New Credit Facility.  The New Credit Facility shall have been
              -------------------
     obtained.

          (h) Lock-Up Agreement.  All Delta Stockholders shall have executed a
              -----------------
     Lock-Up Agreement in the form attached hereto as Exhibit B which shall
                                                      ---------
     prohibit sale of PPR Class B Common Stock for a period of six (6) months after the Closing Date.

      Section 7.2   Conditions to Obligation of the Delta Stockholders to Effect
                    ------------------------------------------------------------
the Exchange.  The obligation of the Delta Stockholders to effect the Exchange
------------
shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, each of which may be waived by the Delta Stockholders in writing:

          (a) Performance of Obligations; Representations and Warranties.  PPR
              ----------------------------------------------------------
     shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the date of Closing, each of the representations and warranties of PPR contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Delta Stockholders shall have received a certificate signed on behalf of PPR by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Opinion of Counsel.  The Delta Stockholders shall have received an
              ------------------
     opinion of Willkie Farr & Gallagher, counsel to the PPR Special Committee, in form and substance reasonably satisfactory to the Delta Stockholders, dated the date of Closing, subject to customary qualifications and limitations for opinions given in transactions of the kind contemplated hereby, to the effect that PPR is in good standing under the laws of Delaware and the PPR Class B Common Stock to be issued in the Exchange has been duly authorized, validly issued, is not subject to further assessment, and has been issued pursuant to applicable exemptions from registration under the Securities Act.

          (c) Execution of Registration Rights Agreement.  The Registration
              ------------------------------------------
     Rights Agreement in the form attached hereto as Exhibit C shall have been
                                                     ---------
     executed and delivered to Pohlad Companies by PPR.

          (d) Consents.  The consents, waivers, approvals and authorizations set
              --------
     forth on Schedule 7.2(d) hereto shall have been obtained.

          (e) Miller Brewing Company Waiver.  Delta shall have obtained a waiver
              -----------------------------
     of the ownership requirement through December 31, 1999 from Miller Brewing Company.

          (f) Payment of Notes.  The Delta Subordinated Notes shall be paid in
              ----------------
     full, in cash, at par, together with all accrued interest thereon through the date of Closing and such payment shall take place simultaneously with the Closing.

          (g) Tax Opinion.  Those holders of Delta Stock who exchanged such
              -----------
     Delta Stock for PPR Class B Common Stock (the "Exchanging Stockholders") shall have received an opinion of Arthur Andersen LLP, or another nationally-recognized independent accountant at PPR's election (the "Accountant"), in form and substance reasonably satisfactory to the Delta Stockholders, dated the date of Closing, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the date of Closing, for federal income tax purposes:

               (i) The Exchange should qualify as a nontaxable transfer of property by Exchanging Stockholders in exchange for PPR Class B Common Stock under Section 351 of the Code.

              (ii) No gain or loss should be recognized by the Exchanging Stockholders upon the exchange of the Delta Stock solely for PPR Class B Common Stock pursuant to the Exchange.

            (iii) If a holder of Delta Stock receives only PPR Class B Common Stock in the Exchange, such holder's basis in the PPR Class B Common Stock received in the exchange should be the same as the basis of Delta Stock surrendered in the Exchange assuming there are no liabilities assumed by PPR in connection therewith.

             (iv) The holding period of the PPR Class B Common Stock received by an Exchanging Stockholder pursuant to the Exchange should include the period during which Delta Stock surrendered in the Exchange was held, provided that Delta Stock surrendered was a capital asset on the date of the Exchange.

          In rendering such opinion, the Accountant may receive and rely upon representations from PPR, Delta, Dakota and the Delta Stockholders.

          (h) Amendment to Delta's Certificate of Incorporation.  Delta's
              -------------------------------------------------
     Certificate of Incorporation shall be amended to eliminate (i) the Fourth Section, paragraphs 3 and 4, (ii) the Fifth Section, (iii) the Sixth Section, paragraph 3, and (iv) the Seventh Section.

      Section 7.3   Conditions to Obligations of PPR to Effect the Exchange.
                    -------------------------------------------------------
The obligations of PPR to effect the Exchange shall be subject to the fulfillment at or prior to the date of Closing of the following additional conditions, each of which may be waived by PPR in writing:

          (a) Performance of Obligations; Representations and Warranties.  Delta
              ----------------------------------------------------------
     and the Delta Stockholders shall have performed in all material respects each of their agreements contained in this Agreement required to be performed by them on or prior to the date of Closing, each of the representations and warranties of Delta and the Delta Stockholders contained in this Agreement that is qualified by materiality shall be true and correct on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the date of Closing as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and PPR shall have received a certificate signed on behalf of Delta by its Chief Executive Officer and its Chief Financial Officer to such effect.

          (b) Consents.  The consents, waivers, approvals and authorizations set
              --------
     forth on Schedule 7.3 (b) hereto shall have been obtained.

          (c) Opinion of Counsel.  PPR shall have received an opinion of counsel
              ------------------
     to Delta in form and substance reasonably satisfactory to PPR, dated the Closing Date, subject to customary qualifications, limitations and qualifications for opinions given in transactions of the kind contemplated hereby, to the effect that Delta is duly organized, validly existing and in good standing under the laws of Delaware.

          (d) Dakota Representations and Warranties.  The representations and
              -------------------------------------
     warranties of Dakota and Pohlad Companies contained in the Exchange Agreement by and among PPR, Dakota and Pohlad Companies (the "Dakota Exchange Agreement") shall be true and correct in all material respects without respect to any waiver of or modification to such representations and warranties by the parties to the Dakota Exchange Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      Section 8.1   Termination.  This Agreement may be terminated at any time
                    -----------
prior to the Closing, whether before or after any approval of the matters presented in connection with the Exchange by the stockholders of PPR:

          (a) by mutual written consent of PPR, Delta and all of the Delta Stockholders;

          (b) by either PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within five (5) business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

          (c) by either PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if there has been (i) a breach by the other party of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five (5) business days following receipt by the breaching party of written notice of the breach or except as contemplated or permitted by this Agreement; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

          (d) by PPR on the one hand, or Delta or the Delta Stockholders holding, in aggregate, a majority of the Delta Stock on the other hand, if the Exchange has not been effected on or prior to the close of business on November 30, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Exchange to have occurred on or prior to the aforesaid date;

          (e) by PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if the stockholders of PPR do not approve this Agreement and the transactions contemplated hereby, including, the Share Issuance, the Exchange and the PPR Charter Amendment at the PPR Stockholder Meeting or any adjournment or postponement thereof; or

          (f) by PPR on the one hand, or Delta or the Delta Stockholders on the other hand, if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby by any Governmental Entity which would make consummation of the transactions contemplated hereby illegal.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

      Section 8.2   Effect of Termination.  In the event of termination of this
                    ---------------------
Agreement by either PPR, Delta or the Delta Stockholders, as provided in Section 8.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Delta Stockholders, Delta, PPR, or their respective officers or directors (except for the entirety of Section 6.7, which shall survive the termination); provided, however, that nothing contained in this
Section 8.2 shall relieve any party hereto from any liability for any breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement; provided, further, that in addition to any other remedies available to any party under this Agreement or at law or in equity, in the event that the Exchange does not occur as a direct result of breach of this Agreement by a party hereto, the breaching party shall be responsible for all costs and expenses incurred in connection with the transactions contemplated hereby by the non-breaching party including, but not limited to, the fees and disbursements of all legal, accounting, financial and other advisers.

      Section 8.3   Amendment.  This Agreement may be amended by the parties
                    ---------
hereto at any time before or after approval of the matters presented in connection with the Exchange by the stockholders of PPR, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 8.4   Waiver.  At any time prior to the Closing, the parties
                    ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      Section 9.1   Non-Survival of Representations, Warranties and Agreements.
                    ----------------------------------------------------------
The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Closing or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, and no claim for breach of any such representation, warranty or agreement may be made after Closing or termination of this Agreement, as the case may be, except that (i) Article I shall survive the Closing; (ii) the representations and warranties of PPR set forth in Sections 2.1, 2.2, 2.3 and
2.4 and the representations and warranties of the Delta Stockholders set forth in Sections 4.1, 4.2, 4.3, 4.4,4.5, 4.6 and 4.7 shall survive the Closing indefinitely; and (iii) the agreements set forth in Sections 6.2, 6.3, 6.6, 6.7, 6.8, 6.9, 6.12, 6.13, 6.14, 6.15, 6.17, 6.18 and 6.19 and this Article IX shall survive the Closing, and those set forth in Sections 6.7 and 8.2 and this
Article IX shall survive termination.

      Section 9.2   Notices.  All notices and other communications hereunder
                    -------
shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to PPR, to:                        Pepsi-Cola Puerto Rico Bottling
                                           Company
                                           P.O. Box 191709
                                           Carr. 865 km 0.4
                                           Barrio Candelaria Arenas
                                           Toa Baja, PR  00949
                                           Attn:  President

   with a copy to:                         Willkie Farr & Gallagher
                                           787 Seventh Avenue
                                           New York, NY  10019-6099
                                           Attn:  Christopher E. Manno, Esq.
   (b)  if to Delta, to                    Delta Beverage Group, Inc.
                                           3880 Dain Rauscher Plaza
                                           60 South Sixth Street
                                           Minneapolis, MN  55402
   (c)  If to the Delta Stockholders,      the addresses listed on Exhibit D
        to:                                                        ---------

   (d)  And, in all cases, a copy to:      Pohlad Companies
                                           3880 Dain Rauscher Plaza
                                           60 South Sixth Street
                                           Minneapolis, MN 55402
                                           Attn:  Robert C. Pohlad

       with a further copy to:             Briggs and Morgan, P.A.
                                           2400 IDS Center
                                           80 South Eighth Street
                                           Minneapolis, MN 55402
                                           Attn:  Brian D. Wenger, Esq.


      Section 9.3   Interpretation. When a reference is made in this Agreement
                    ---------------
to a Section or Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


      Section 9.4   Counterparts.  This Agreement may be executed in
                    ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.5   Entire Agreement; No Third-Party Beneficiaries.  This
                    ----------------------------------------------
Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as set forth in Sections 6.2, 6.12 and except that Section 6.17 shall inure to the benefit of any transferee of the Delta Preferred.

      Section 9.6   Governing Law.  This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS

RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

      Section 9.7   Assignment.  Except for the registration provisions set
                    ----------
forth in Section 6.2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Pohlad Companies and Metropolitan may assign their interests under this agreement and any related agreement to Dakota, LLC, a Delaware limited liability company ("Dakota, LLC"), which Pohlad Companies will cause to be formed pursuant to the terms and conditions of the Dakota Exchange Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto and Section
6.17 shall inure to the benefit of any transferee of the Delta Preferred.

      Section 9.8   Severability.  If any term or other provision of this
                    ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

      Section 9.9   Enforcement of this Agreement.  The parties hereto agree
                    -----------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled under this Agreement at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against the each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      Section 9.10  Rule of Construction.  The parties acknowledge and agree
                    --------------------
that each has negotiated and reviewed the terms of this Agreement, assisted by such counsel as they desired, and has contributed to its revisions. The parties further agree that the rule of construction that any ambiguities are resolved against the drafting party will be subordinated to the principle that the terms and provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party.

      Section 9.11  Effect of Execution.  The execution of this Agreement by
                    -------------------
each of the Delta Stockholders shall be deemed to be: (a) a consent to the transaction contemplated by this Agreement in their capacities as an owner of Delta Stock and Delta Preferred and (b) a consent to the transaction contemplated by this Agreement to the extent required under the Delta Certificate of Incorporation, the Delta by-laws, any other governing or organizational document, or any agreement between or among any Delta Stockholders and/or Delta (including, without limitation, the Amended and Restated Shareholder's Agreement dated as of September 23, 1993). Additionally, if requested by Delta or PPR, each of the Delta Stockholders agrees to execute and deliver, without requirement of additional consideration, such other or additional documents, instruments, agreements or consents necessary to effectuate the foregoing transaction.

      Section 9.12  Rights Under Amended and Restated Shareholder's Agreement.
                    ---------------------------------------------------------
The Delta Stockholders agree that Pohlad Companies may, at Pohlad Companies' sole discretion, assign its rights under the Amended and Restated Shareholder's Agreement dated as of September 23, 1993 to PPR or Delta. The Delta Stockholders further agree that Sections 2, 3, 7 and 9 of such agreement shall be of no further force and effect as of the Closing.

      Section 9.13  Termination of Amended and Restated Co-Sale Agreement.  The
                    -----------------------------------------------------
Delta Stockholders hereby agree that the Amended and Restated Co-Sale Agreement entered into by the stockholders of Delta as of September 23, 1993, is terminated and of no further force and effect as of the Closing.

      Section 9.14  Amendment to Delta's Certificate of Incorporation.  The
                    -------------------------------------------------
Delta Stockholders shall cause the amendment to the Delta's Certificate of Incorporation referenced in Section 7.2(h) to become effective on or prior to the Closing.


     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective duly authorized officers all as of the date first written above.


PEPSI-COLA PUERTO RICO BOTTLING COMPANY


By: /s/ John F. Bierbaum
   ---------------------
Name:   John F. Bierbaum
Title:  Chief Financial Officer, Vice President

Only as to Articles 1, 3, 8 and 9 and Sections 5.2, 6.2(b), 6.3, 6.7, 6.8 - 6.16, 7.1(c), (d) and (e), 7.2(e), (f), (g) and (h) and 7.3(a), (b) and (c)

DELTA BEVERAGE GROUP, INC.


By: /s/ Robert C. Pohlad
   ---------------------
    Name:  Robert C. Pohlad
    Title:   Chief Executive Officer

                               DELTA STOCKHOLDERS


                                                                             No. of Shares
                                                          ----------------------------------------------
                                                            Common        Non-Voting      Preferred
                                                            Stock           Common          Stock
                                                            ------          Stock            --
                                                                          ----------      Series AA
                                                                                          ---------

                    Name
                    ----
Pohlad Companies                                           12,037.87


By: /s/ Robert C. Pohlad
    -----------------------------------------------
     Its: President
    -----------------------------------------------


/s/ Robert C. Pohlad
---------------------------------------------------           100.00
Robert C. Pohlad
---------------------------------------------------



 /s/ William M. Pohlad
---------------------------------------------------           100.00
William M. Pohlad
---------------------------------------------------



 /s/ James O. Pohlad
---------------------------------------------------           100.00
James O. Pohlad
---------------------------------------------------
Pepsi-Cola Metropolitan Bottling Company, Inc.              3,221.57


By: /s/ W. Timothy Heaviside
    -----------------------------------------------
     Its: Vice President
    -----------------------------------------------
Arbeit Investment Limited Partnership                       4,187.92

By:  Adler Management Corporation
     Its:  General Partner

     By: /s/ John H. Agee
         ------------------------------------------
          Its: President
              -------------------------------------



 /s/ Kenneth E. Keiser
---------------------------------------------------           532.51
Kenneth E. Keiser

                                                                                          No. of Shares
                                                                       ----------------------------------------------
                                                                         Common        Non-Voting      Preferred
                                                                         Stock           Common          Stock
                                                                         ------          Stock            --
                                                                                       ----------      Series AA
                                                                                                       ---------

                  Name
                  ----

 /s/ John F. Bierbaum
---------------------------------------------------------                22.00
John F. Bierbaum

U.S. Bancorp (f/k/a First Bank System, Inc.)                                                 469.99


By: /s/ Susan E. Lester
    -----------------------------------------------------
     Its: Chief Financial Officer
          -----------------------------------------------
The Morgan Stanley Leveraged Mezzanine Fund, L.P.                                          4,236.17          2,102.835

By: /s/ Morgan Stanley Leveraged Capital Fund, Inc.
    -----------------------------------------------------
     Its General Partner

       By: /s/ Kenneth F. Clifford
           ----------------------------------------------
             Its: Vice President, CFO and Treasurer
                  ---------------------------------------
By: /s/ Cigna Leveraged Capital Fund, Inc.
    -----------------------------------------------------
     Its General Partner

       By: /s/ Maurice A. Gordon
           ---------------------
             Its: Vice President
                  ---------------------------------------
Massachusetts Mutual Life Insurance Co.                                                    5,476.63


By: /s/ Robert Joyal
    -----------------------------------------------------
     Its: Executive Director
          -----------------------------------------------
Mass Mutual Corporate Investors                                                              966.43


By: /s/ Robert Joyal
    -----------------------------------------------------
     Its: Senior Vice President

The Northwestern Mutual Life Insurance Co.                                                 9,357.30          1,874.147


By: /s/ John Schlifske
    -----------------------------------------------------
     Its: Senior Vice President
          -----------------------------------------------




                                                                                            No. of Shares
                                                                    ---------------------------------------------------------
                                                                      Common                Non-Voting            Preferred
                                                                      Stock                   Common                Stock
                                                                      ------                  Stock                  --
                                                                                            ----------            Series AA
                                                                                                                  ---------
               Name
               ----
CIGNA Property & Casualty Ins. Co.                                                                                  306.20
(CIG & Co.)


By: /s/ James R. Kuzemchak
    -----------------------------------------------------
     Its: Investment Officer
          -----------------------------------------------

Connecticut General Life Insurance Co.                                                          3,283.26          1,420.81
(CIG & Co.)


By: /s/ James R. Kuzemchak
    -----------------------------------------------------
     Its: Assistant Vice President
          -----------------------------------------------

Insurance Company of North America                                                              3,904.00
(CIG & Co.)

By:  Cigna Investments, Inc.

By: /s/ Richard B. McGauley
    -----------------------------------------------------
     Its: Managing Director
          -----------------------------------------------
Norwest Venture Capital Management, Inc.                                                        3,865.95


By: /s/ John E. Lindahl
    -----------------------------------------------------
     Its: Vice President
          -----------------------------------------------
First Colony Life Insurance Co.                                                                   100.20


By: /s/ Greg M. Card
    -----------------------------------------------------
     Its: Assistant Vice President & Investment Officer
          -----------------------------------------------
The Lincoln National Life Insurance Company                                                     1,290.00            543.44
By: Lincoln Investment Management, Inc.
Its Attorney-in-Fact


By: /s/ Richard L. Cowen
    -----------------------------------------------------
     Its: Vice President
          -----------------------------------------------